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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MEMC Electronic Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MEMC ELECTRONIC MATERIALS, INC.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2013

        MEMC Electronic Materials, Inc. will hold its 2013 Annual Stockholders' Meeting at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, CA 94010 on Thursday, May 30, 2013 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect three Class III directors to serve for a term expiring in 2016;

  2.
  To hold a non-binding advisory vote to approve the compensation of our named executive officers as described in the accompanying proxy statement;

  3.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  4.
  To approve an amendment to our equity incentive plan to increase by 16,500,000 shares the number of shares available to grant under the plan;

  5.
  To approve amendments to our Restated Certificate of Incorporation to declassify the Board of Directors;

  6.
  To approve an amendment to our Restated Certificate of Incorporation to change our name to SunEdison, Inc.;

  7.
  To consider and act upon a stockholder proposal; and

  8.
  To transact such other business as may properly come before the meeting and all adjournments thereof.

        The Board of Directors has fixed April 1, 2013 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and Annual Report. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2013 Annual Meeting.

Sincerely,
BRADLEY D. KOHN Corporate Secretary

April [    ], 2013

 YOUR VOTE IS IMPORTANT

        Brokers are no longer permitted to vote shares in director elections without instructions from the beneficial owner of those shares. If your shares are held in the name of your broker or bank, it is important to provide instructions with respect to your vote. We encourage you to vote promptly, even if you intend to attend the Annual Meeting.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2013

        The Company's proxy statement for the 2013 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2012 and the Company's full annual report on Form 10-K for the 2012 fiscal year are available at www.memc.com.

i

2013 PROXY SUMMARY

        This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

•

Time and date:    9:00 a.m., Pacific Time, May 30, 2013

•

Place:    Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, CA 94010

•

Record Date:    April 1, 2013

•

Voting:    Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations

•

Election of three directors (FOR THE NOMINEES)

•

Advisory vote on executive compensation (FOR)

•

Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2013 (FOR)

•

Approval of an amendment to our 2010 Equity Incentive Plan to increase the number of shares available for grant under the plan (FOR)

•

Approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors (FOR)

•

Approval of an amendment to our Restated Certificate of Incorporation to change the name of the Company (FOR)

•

Stockholder proposal regarding special stockholder meetings (AGAINST)

Board nominees

•

James B. Williams.    Partner at TPG Capital. MEMC Director since 2003.

•

Steven V. Tesoriere.    Managing Principal, Altai Capital Management L.P. MEMC Director since 2012.

•

Randy H. Zwirn.    President and Chief Executive Officer of Siemens Energy Inc. MEMC Director since March 4, 2013.

Other directors	Term expiring in 2014
• Peter Blackmore. President and Chief Executive Officer of ShoreTel, Inc. MEMC Director since 2006.
• Ahmad R. Chatila. President and Chief Executive Officer of MEMC. MEMC Director since 2009.
• Marshall Turner. Former Chairman and Chief Executive Officer of Dupont Photomasks, Inc. MEMC Director since 2007.
Term expiring in 2015
• Emmanuel Hernandez. Former Chief Financial Officer of SunPower Corporation. MEMC Director since 2009 and MEMC Chairman of the Board since January 1, 2013.
• Antonio R. Alvarez. Chief Operating Officer of Aptina Imaging. MEMC Director since 2012.
• Jeffry N. Quinn. Chairman and Chief Executive Officer of The Quinn Group LLC. MEMC Director since 2012.

Current named executive officers	• Ahmad Chatila, President and Chief Executive Officer
• Brian Wuebbels, Executive Vice President and Chief Financial Officer
• Shaker Sadasivam, Executive Vice President and President—Semiconductor Materials
• Carlos Domenech, Executive Vice President and President—Solar Energy
• David Ranhoff, Senior Vice President, Sales and Marketing
Advisory vote on executive compensation	Annually, our stockholders consider and vote on the compensation of our named executive officers on an advisory basis. Our Board of Directors recommends a FOR vote.
Independent registered public accounting firm	Although not required, we ask stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2013.
Approval of an Amendment to the 2010 Equity Incentive Plan

We are seeking stockholder approval of an amendment to our 2010 Equity Incentive Plan to allow for an increase in the number of shares available for grant under the plan of 16,500,000 shares. Our Board of Directors recommends a FOR vote because we believe that the ability to make equity awards to our directors and employees is important to align their interests with that of our stockholders and to better retain and motivate our employees.

Approval of Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors

We are seeking stockholder approval of a proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors. At our 2012 Annual Meeting of Stockholders, our stockholders approved an advisory stockholder proposal that requested the Board of Directors take the steps necessary to eliminate our classified Board structure, and accordingly, the Board of Directors recommends a FOR vote consistent with last year's stockholder action.

Approval of an Amendment to our Restated Certificate of Incorporation to Change the Name of the Company to SunEdison, Inc.

We are asking our stockholders to approve a proposal to amend our Restated Certificate of Incorporation to change the name of our company to "SunEdison, Inc." Our Board of Directors recommends a FOR vote to help us create a more powerful brand name that is widely recognized across industries and around the world.

Stockholder Proposal regarding Special Stockholder Meetings

Included in our proxy statement is a proposal submitted by a stockholder pursuant to Rule 14a-8 concerning calling special meetings of stockholders. The Board of Directors recommends a vote AGAINST this proposal because it believes that there is no need for the change and that, in fact, implementation of the proposal could be costly and detrimental to the Company.

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        MEMC is soliciting proxies to be used at our 2013 Annual Stockholders' Meeting. The Notice Regarding the Availability of Proxy Materials and the proxy materials will be mailed to stockholders beginning April 12, 2013. Please review these proxy materials and return your proxy or otherwise vote your shares. Your vote is important and the Board of Directors urges you to participate in this important meeting.

Who Can Vote

        Record holders of MEMC common stock on April 1, 2013 may vote at the Annual Meeting. On April 1, 2013, there were [                    ] shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the "Notice") to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.

        If you are a stockholder of record on the record date, there are four ways to vote:

  •
  By Internet—Log on to the Internet and go to www.proxyvote.com, and follow the steps outlined on the secured website;

  •
  By Telephone—Call toll free 1-800-690-6903 within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message;

  •
  By Printed Proxy—Request a printed proxy card as instructed in the Notice (or use the one accompanying this proxy statement if you have received this in the mail). When you receive your proxy card, mark, date and sign it, and return it in the postage-paid envelope provided; and

  •
  In Person—Come to the Annual Meeting and cast your vote there.

How You May Revoke or Change Your Vote

        If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of four ways:

  •
  Deliver another proxy (either Internet proxy or printed proxy) with a later date;

  •
  Enter a new vote by Internet or telephone;

  •
  Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  Vote in person at the Annual Meeting.

Abstentions and Broker Non-Votes

        The vast majority of the stockholders of MEMC hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some important distinctions between being a stockholder of record and being the beneficial owner of shares held in the registered name of others.

  •
  Stockholder of Record—If your shares are registered directly in your name with MEMC's transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to MEMC or to a third party, or to vote in person at the Annual Meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the "beneficial owner." As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        Until recently, under applicable SEC and NYSE rules, your broker had discretionary authority to vote your shares for or against the election of directors without direction from you. Now, your broker may vote your shares in director elections only if you have specifically directed him or her to do so. As a result, it is expected that many fewer shares might be cast in director elections. Therefore, providing your specific direction is critical.

        It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of our independent registered public accounting firm but not with respect to any other matter to be presented at the Annual Meeting. Outstanding shares not voted by brokers under such circumstances, but represented at the meeting by otherwise completed proxy cards, are referred to as "broker non-votes." Broker non-votes will NOT be counted as votes cast for (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers, (iii) the resolution to approve an amendment to our equity incentive plan to increase the number of shares available for grant under the plan, (iv) the resolution to approve the amendments to our Restated Certificate of Incorporation to declassify the Board of Directors, or (v) the resolution to approve an amendment to our Restated Certificate of Incorporation to change the name of the Company. Those shares will be deemed abstentions for the voting on those matters and the stockholder proposal.

        Under our By-Laws, directors are elected by a majority of the votes cast. For a director to be elected, the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Abstentions will not be taken into account in director elections. Each of the other proposals, except the proposals relating to amendment of the Restated Certificate of Incorporation, will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Each of the proposed amendments to the Restated Certificate of Incorporation requires approval of a majority of the shares outstanding. Accordingly, except as otherwise provided above with respect to director elections, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal.

Special Voting Rules for Participants in the MEMC Retirement Savings Plan

        Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan.

        If you are a participant in the MEMC Retirement Savings Plan, your voting direction card represents all shares you own through the plan, assuming that your shares are registered in the same name. Your voting direction card will serve as a voting instruction for the trustee of the Retirement

Savings Plan. Plan participants may direct the plan's trustee how to vote the shares held by the plan, but only if the participant returns a voting direction card. If you own shares through the Retirement Savings Plan and you do not vote, the Retirement Savings Plan trustee will vote those shares in the same proportion as other participants vote their Retirement Savings Plan shares.

Quorum

        For business to be transacted at the Annual Meeting, there must be a quorum. A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum.

Vote Required

        If a quorum is present at our Annual Meeting, the following vote is required for approval of each matter to be voted on:

• Election of Directors	In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast "FOR" a nominee's election must exceed the number of votes "AGAINST" such nominee's election. Each nominee receiving more votes for his election than votes against his election will be elected.
• Approval of Executive Compensation

The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting by proxy and entitled to vote at the meeting and on the matter will constitute MEMC stockholders' non-binding approval of this matter.

• Ratification of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

A majority of shares present in person or by proxy and entitled to vote at the meeting voted "FOR" the ratification of KPMG LLP as MEMC's independent registered public accounting firm for the year ending December 31, 2013 will constitute approval of this matter.

• Approval of an Amendment to our 2010 Equity Incentive Plan	A majority of shares present in person or by proxy and entitled to vote at the meeting voted "FOR" the approval of amendments to our 2010 Equity Incentive Plan will constitute approval of this matter.
• Approval of Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors

The affirmative vote, in person or by proxy, of a majority of shares issued and outstanding which are entitled to vote at the meeting will constitute approval of the amendments to our Restated Certificate of Incorporation to declassify the Board of Directors.

• Approval of an Amendment to our Restated Certificate of Incorporation to Change the Name of the Company to SunEdison, Inc.

The affirmative vote, in person or by proxy, of a majority of shares issued and outstanding which are entitled to vote at the meeting will constitute approval of the amendment to our Restated Certificate of Incorporation to change the name of the Company to "SunEdison, Inc."

• Stockholder Proposal Regarding Special Stockholder Meetings	A majority of shares present in person or by proxy and entitled to vote at the meeting must be voted "FOR" the proposal in order to constitute approval of this stockholder proposal.

Costs of Solicitation

        We will pay for preparing, printing and mailing the Notice and, as applicable, other proxy materials. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the Notice and other proxy materials to our beneficial owners. We have hired Morrow & Co., LLC, a proxy solicitation firm, to aid in the solicitation of proxies, for a fee of $6,000, plus customary out of pocket expenses.

Printed Proxy Materials

        If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including a proxy card), please follow the instructions included in the Notice. These instructions include three options for requesting materials: (i) via the Internet, by going to www.proxyvote.com, and following the instructions thereon; (ii) via telephone, by calling 1-800-579-1639; and (iii) via email, by sending an email to sendmaterial@proxyvote.com, which email must include the 12 Digit Control Number set forth in the Notice. We may choose to mail printed proxy materials to certain stockholders.

ITEM NO. 1—ELECTION OF DIRECTORS

        The MEMC Board of Directors consists of nine members organized into three classes, with each director elected to serve for a three-year term. Rules of the New York Stock Exchange (the "NYSE") require that listed companies with classified boards of directors maintain approximately equal sized classes of directors. Messrs. Marren and Stevens retired from the Board of Directors effective December 31, 2012, leaving only one remaining director in Class III. Effective March 4, 2013, the Board of Directors appointed Mr. Zwirn to fill a vacancy in the Board of Directors in Class III. Mr. Zwirn was identified by a nationally recognized third-party search firm pursuant to a recruiting process initiated by the Company in the fall of 2012. Additionally, in order to maintain approximately equal sized classes of directors, the Board of Directors has directed that Mr. Tesoriere be moved to Class III and stand for election with Messrs. Williams and Zwirn. Mr. Tesoriere was recommended to the Company for consideration as a director by a significant stockholder of the Company, Altai Capital Management, L.P. The Nominating and Corporate Governance Committee has accordingly nominated James B. Williams, Steven V. Tesoriere and Randy H. Zwirn for election as Class III directors at this meeting to serve for three-year terms expiring at our Annual Meeting in 2016. Messrs. Williams, Tesoriere and Zwirn have each consented to serve for a new term. If elected, each will continue in office until his successor has been elected and qualified or his earlier resignation, retirement or removal. If Mr. Williams, Mr. Tesoriere or Mr. Zwirn is unable to serve as a director at the time of the 2013 Annual Meeting, the persons named on the proxy card may vote for any alternative designated by the present Board of Directors.

        You may not vote for more than three nominees. The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Williams, Tesoriere and Zwirn, unless you indicate on the proxy card a vote against or abstain. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors recommends a vote "FOR"
the election of Mr. Williams, Mr. Tesoriere and Mr. Zwirn as directors.

Director Qualifications

        The Nominating and Corporate Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. All candidates for election or reelection should (1) have sufficient experience in the semiconductor, solar wafer, solar energy systems, general technology or energy industries to enable them to effectively help design and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. The Board believes directors should encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests. MEMC looks for a range of skills and criteria which it expects from all of its directors. In light of the nature of the Company's business, the Nominating and Corporate Governance Committee (and Board as a whole) looks for director candidates who have experience in the semiconductor industry or solar industry, either as executives or directors. In addition, the Committee looks for candidates who have international expertise. As a general matter, good judgment, strong character, and leadership experience are key factors for qualification to serve as a member of the Board of Directors. In the event that there is an available Board position, the Board assesses its current aggregate skills set, and has in the past specifically set out to fill any perceived gaps in experience or certain skills, and expects it will continue to do so in the future. See "Director Nomination Process", "Policy on Director Diversity" and "Director Evaluations" below.

        The following provides information as of March 1, 2013 about each director nominee and each director that will continue as a director in 2013. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the director skills table below, the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to MEMC and our Board. Finally, we value their significant current and prior experience on other public and private company boards of directors and board committees.

        John Marren and William Stevens, both Class III directors, announced their retirement from the Board of Directors in December 2012, effective December 31, 2012. On February 28, 2013, the Board of Directors appointed Mr. Zwirn to fill one of the Class III vacancies, effective March 4, 2013, and the Board of Directors has directed that Mr. Tesoriere be moved to Class III in order to re-align the classes to comply with the rules of the NYSE. As a result, James B. Williams, Steven V. Tesoriere and Randy H. Zwirn are the Class III directors that will be standing for election at our 2013 Annual Meeting.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

  Summary of Skills of Directors

	Alvarez	Blackmore	Chatila	Hernandez	Quinn	Tesoriere	Turner	Williams	Zwirn
Senior executive experience (CEO, CFO)	X	X	X	X	X		X	X	X
Semiconductor, solar energy, technology or energy industry experience	X	X	X	X		X	X		X
General management experience	X	X	X	X	X	X	X	X	X
International experience	X	X	X	X	X		X	X	X
High level of financial literacy				X		X	X	X

  Nominees for Election in 2013

James B. Williams, Director since 2003, Age 56
(Term expiring in 2016)

        Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies. Mr. Williams is a former chief executive responsible for strategic and operational leadership and results of a health care business. He is also the former managing partner of a global management consulting firm specializing in organizational effectiveness, strategic management and executive compensation. Currently, in his role as a partner at TPG Capital, a leading global private equity firm, he has responsibility for, among other things, supporting and guiding the performance of executives.

Steven V. Tesoriere, Director since 2012, Age 35
(Term expiring in 2016)

        Mr. Tesoriere is a Managing Principal and Portfolio Manager of Altai Capital Management, L.P. Prior to founding Altai Capital in 2009, Mr. Tesoriere was an Analyst at Anchorage Capital Group, L.L.C. from 2003 to 2009, and prior to that, he was an Associate at Goldman, Sachs & Co. and an Analyst at The Blackstone Group, L.P. Mr. Tesoriere holds a Bachelor of Science degree in Commerce with a concentration in Finance from the University of Virginia. Previously, Mr. Tesoriere served as an observer to the board of directors for Tonbridge Power Inc.

Randy H. Zwirn, Director since 2013, Age 59
(Term expiring in 2016)

        Mr. Zwirn is President and Chief Executive Officer of Siemens Energy, Inc. Mr. Zwirn is also the Chief Executive Officer of the Energy Service Division of Siemens AG, with regional responsibility for the overall Energy Sector in the Americas. Mr. Zwirn joined Siemens in 1998 and prior to his current roles, Mr. Zwirn was a member of the Group Executive Management of the Siemens Power Generation Group. Prior to joining Siemens, Mr. Zwirn served in various positions in general management, operations, projects, marketing and corporate finance at the Power Generation business of Westinghouse Electric Corporation, which business was acquired by Siemens in 1998. Mr. Zwirn has over 37 years of experience in the energy sector and also formerly served as a member of the United States Export-Import Bank Advisory Board.

  Continuing Directors

Peter Blackmore, Director since 2006, Age 65
(Term expiring in 2014)

        Mr. Blackmore has been President, Chief Executive Officer and a member of the Board of Directors of ShoreTel, Inc., an internet protocol communications company listed on NASDAQ, since December 2010. From July 2008 until September 2010, Mr. Blackmore served as President, Chief Executive Officer and a member of the board of directors of UTStarcom, Inc., an internet protocol company listed on NASDAQ. From July 2007 to July 2008 Mr. Blackmore was President and Chief Operating Officer for UTStarcom. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation between February 2005 and July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore was a member of the Board of Directors of Multi-Fineline Electronix, Inc. from 2005 to 2008. Mr. Blackmore has experience in the computer and telecommunications industries, which are closely tied to the semiconductor industry. In addition, he has significant experience in China and India through his work with HP and UTStarcom.

Ahmad R. Chatila, Director since 2009, Age 46
(Term expiring in 2014)

        Mr. Chatila joined MEMC as President and Chief Executive Officer and as a Class I director on March 2, 2009. Prior to joining MEMC, Mr. Chatila served as Executive Vice President, Memory and Imaging Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company listed on NASDAQ, from July 2005 to February 2009. From September 2004 to June 2005,

Mr. Chatila was the Vice President of Operations of the Cypress Memory and Imaging Division, and before that he served as Managing Director of the low power memory business unit in the Memory and Imaging Division from January 2003 to September 2004. Mr. Chatila initially joined Cypress in 1991 and held a number of management roles in wafer technology development, manufacturing and sales since that time, including the positions described above. From November 1997 to December 1999, Mr. Chatila worked for Taiwan Semiconductor Manufacturing Company (TSMC) as Senior Account Manager, before rejoining Cypress in January 2000. Mr. Chatila has over 20 years' experience in the semiconductor industry, with increasing responsibility as an executive during this time, prior to his appointment as our President and Chief Executive Officer.

Marshall Turner, Director since 2007, Age 71
(Term expiring in 2014)

        Mr. Turner served as MEMC's Interim Chief Executive Officer from November 12, 2008 to March 1, 2009. From March 2, 2009 to June 12, 2009, Mr. Turner served as MEMC's Interim SVP of Business and Strategic Development. Previously, Mr. Turner served as Chairman and Chief Executive Officer of Dupont Photomasks, Inc. from June 2003 through April 2005 (when it was acquired by Toppan Printing Company, Ltd.), and President and Chief Executive Officer of that company through May 2006. Dupont Photomasks, Inc. manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc., a digital programmable logic company listed on NASDAQ, and the AllianceBernstein Funds, a group of 32 mutual funds advised by AllianceBernstein LP, a leading global investment management firm. Mr. Turner has over 10 years experience as a CEO of companies with international manufacturing facilities, suppliers and customers, and 20 years experience as a venture capital fund partner or principal. He has served as a board member of 22 public or private software, electronics, biotechnology, computer, telecommunication, consumer product, and education companies.

Emmanuel T. Hernandez, Director since 2009, Age 57
(Term expiring in 2015)

        Mr. Hernandez has been the Chairman of the Board of Directors of MEMC since January 1, 2013. From April 2005 to November 2008, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation. He retired as Chief Financial Officer of SunPower in November 2008, but continued in a transition role at SunPower until January 2009. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez currently serves on the board of directors of ON Semiconductor Corp., a public company listed on the NYSE, Aruba Networks, a public company listed on NASDAQ, and EnStorage, Inc., a private storage systems company.

Antonio R. Alvarez, Director since 2012, Age 56
(Term expiring in 2015)

        Mr. Alvarez is the Chief Operating Officer at Aptina Imaging, an imaging technology company, a position he has held since August 2012. Prior to joining Aptina in 2012, Mr. Alvarez served as Chief Operating Officer of Advanced Analogic Technologies from 2010 to 2012 and Chief Executive Officer of Leadis Technology from 2005 to 2009. Mr. Alvarez also previously served as Senior Vice-President of the Memory Products Division as well as Research & Development at Cypress Semiconductor. Mr. Alvarez has Bachelor's and Master of Science degrees in Electrical Engineering from the Georgia Institute of Technology and is currently a member of its Advisory Board. Mr. Alvarez also serves on the board of ChipMOS Technologies (Nasdaq: IMOS), a leading independent provider of semiconductor testing and assembly services to customers in Taiwan, Japan, and the United States.

Jeffry N. Quinn, Director since 2012, Age 53
(Term expiring in 2015)

        Mr. Quinn is Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, active lifestyle, and entertainment sectors, and Quinpario Partners LLC, an investment and operating firm in the performance materials and specialty chemical sectors. Prior to forming The Quinn Group and Quinpario in July 2012, Mr. Quinn served as President and Chief Executive Officer of Solutia Inc., a global leader in specialty chemicals, since 2004 and also served as Chairman of the Board of Solutia since 2006. He held those positions until the sale of Solutia in July 2012 to Eastman Chemical Company. Prior to that, Mr. Quinn served as Chief Restructuring Officer, Senior Vice President and General Counsel at Solutia, Executive Vice President of Premcor, Inc. and Senior Vice President, General Counsel and Secretary of Arch Coal Inc. He holds both a Juris Doctor and a mining engineering degree from the University of Kentucky and serves on the board of directors of Tronox Limited, one of the world's largest fully integrated producers of titanium ore and titanium dioxide, and W.R. Grace, a specialty chemicals and materials company.

 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table lists the beneficial ownership of MEMC common stock as of March 20, 2013, based on the number of shares outstanding as of such date, by (i) each of our directors as of such date; (ii) our "named executive officers" listed in our summary compensation table under "EXECUTIVE COMPENSATION" below; (iii) all directors and executive officers as a group as of such date; and (iv) each person known by the Company to own beneficially five percent or more of MEMC's common stock. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
Altai Capital Management L.P.	18,431,372	(1)(8)	8.00%
Blackrock, Inc.	17,741,351	(2)	7.67%
Luminus Management, LLC	16,446,221	(3)	7.10%
The Vanguard Group	13,786,277	(4)	5.96%
Antonio R. Alvarez	0		*
Peter Blackmore	86,800	(5)	*
Emmanuel Hernandez	88,400	(6)	*
Jeffry N. Quinn	200,000	(7)	*
Steven V. Tesoriere	18,431,372	(8)	*
Marshall Turner	126,200	(9)	*
James B. Williams	115,000	(10)	*
Randy H. Zwirn	0		*
Ahmad Chatila	970,154	(11)	*
Brian Wuebbels	190,184	(12)	*
David Ranhoff	62,180	(13)	*
Shaker Sadasivam	396,872	(14)	*
Carlos Domenech	333,362		*
Mark Murphy	0	(15)	*
All directors and executive officers as a group (16 persons)	21,501,892	(16)	9.30%

*
Represents less than 1% of MEMC's outstanding common stock as of March 20, 2013.

(1)
Based solely on information contained in a Schedule 13D/A filed with the SEC by Altai Capital Management L.P. on November 19, 2012. According to the filing, Altai Capital Management L.P., Altai Capital Management LLC, Steven V. Tesoriere and Rishi Bajaj, 152 West 57th Street, 10th Floor, New York, NY 10019, are the beneficial owners of 18,431,372 shares of MEMC common stock. Mr. Tesoriere is a managing principal of Altai Capital Management, L.P. and a manager of Altai Capital Management, LLC. Mr. Tesoriere disclaims beneficial ownership of the securities held by Altai Capital Management, L.P. except to the extent of his pecuniary interest therein. These shares are also reported for Mr. Tesoriere in the above table as he may be deemed the beneficial owner of the shares.

(2)
Based solely on information contained in a Schedule 13G filed with the SEC by Blackrock, Inc. on January 30, 2013. According to the filing, Blackrock, Inc., 40 East 52nd Street, New York, NY 10022, is the beneficial owner of 17,741,351 shares of MEMC common stock.

(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC by Luminus Management LLC on February 6, 2013. According to the filing, Luminus Management, LLC, Luminus Energy Partners Master Fund, Ltd., Luminus Investment Partners Master Fund, L.P.,

  Vega Energy GP, LLC and Vega Asset Partners L.P., 1700 Broadway, 38th Floor, New York, NY 10019, are the beneficial owners of 16,446,221 shares of MEMC common stock.

(4)
Based solely on information contained in a Schedule 13G filed with the SEC by Vanguard Group Inc. on February 13, 2013. According to the filing, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, is the beneficial owner of 13,786,277 shares of MEMC common stock.

(5)
Includes 69,800 shares that may be acquired by the holder within 60 days of March 20, 2013, including 39,800 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(6)
Includes 48,400 shares that may be acquired by the holder within 60 days of March 20, 2013, including 40,900 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(7)
The 200,000 shares of MEMC common stock are owned by Quinpario Partners LLC. Mr. Quinn is the Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC. The Quinn Group LLC owns 70% of the outstanding units of Quinpario Partners LLC, and Mr. Quinn is the Chairman and Chief Executive Officer of the Quinn Group LLC.

(8)
Mr. Tesoriere is a managing principal of Altai Capital Management, L.P. and a manager of Altai Capital Management, LLC. Mr. Tesoriere disclaims beneficial ownership of the securities held by Altai Capital Management, L.P. except to the extent of his pecuniary interest therein. Such shares are also reported above in the holdings of Altai Capital Management L.P.

(9)
Includes 107,200 shares that may be acquired by the holder within 60 days of March 20, 2013, including 37,200 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(10)
Includes 55,000 shares that may be acquired by the holder within 60 days of March 20, 2013, including 55,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(11)
Includes 562,500 shares that may be acquired within 60 days of March 20, 2013.

(12)
Includes 84,000 shares that may be acquired within 60 days of March 20, 2013.

(13)
Includes 62,180 shares that may be acquired within 60 days of March 20, 2013.

(14)
Includes 293,055 shares that may be acquired within 60 days of March 20, 2013.

(15)
Mr. Murphy resigned from the Company effective May 16, 2012 and has advised the Company he no longer owns any shares of the Company's common stock.

(16)
Includes 1,699,865 shares that may be acquired within 60 days of March 20, 2013 and 172,900 shares underlying restricted stock unit awards held by directors that such directors could receive upon resignation as a director. Also includes shares that may be deemed to be beneficially owned by Mr. Tesoriere which are held by Altai Capital Management L.P.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

        As of the date of the Annual Meeting, our Board of Directors will consist of nine directors, eight of whom are independent under applicable New York Stock Exchange Rules. On January 25, 2013, the Board of Directors affirmatively determined that, in its judgment, each director other than Mr. Chatila meets all applicable independence standards established by the New York Stock Exchange. With respect to Emmanuel Hernandez, the Board specifically considered the relationship between the Company and the adult son of Mr. Hernandez, who was employed by the Company during 2012 in the capacity of a software quality assurance engineer. The Company paid Mr. Hernandez's son less than $120,000 in 2012. The Board concluded that the combination of the modest amount of compensation and the fact that Mr. Hernandez's son was employed in a technical support role rendered this relationship not one that would affect Mr. Hernandez's independence from management. With respect to Steven Tesoriere, the Board specifically considered his relationship to Altai Capital Management L.P., a significant stockholder of the Company. The Board concluded, consistent with the guidance of the New York Stock Exchange, that this significant stock ownership did not adversely affect Mr. Tesoriere's independence from management.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors met 19 times in 2012. During 2012, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

        Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC's regular quarterly Board meetings. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or to the MEMC Corporate Secretary, 501 Pearl Drive (City of O'Fallon), St. Peters, MO 63376, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

        Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders' meeting. Last year, seven of our eight directors in office at that time attended the annual stockholders' meeting.

Board Policy Regarding Voting for Directors

        In February 2010, the Board of Directors adopted amendments to MEMC's By-Laws to provide for majority voting in director elections. Prior to these amendments, directors were elected by a plurality of the votes cast. MEMC's Amended and Restated By-Laws require that in order to be elected, the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that nominee. Our director nominees are currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a "holdover director." MEMC has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Audit Committee

        Our Audit Committee is comprised of four directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

  •
  The quality and integrity of our financial statements and financial reporting processes;

  •
  Our systems of internal accounting and financial controls and disclosure controls;

  •
  The qualifications and independence of our independent auditors;

  •
  The performance of our internal audit function and independent auditors; and

  •
  Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

        The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC's independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC's accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Audit Committee as of December 31, 2012 were Messrs. Turner (Chair), Hernandez, Quinn and Tesoriere. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee during 2012 and 2013 is financially literate and meets all applicable audit committee independence standards established by the NYSE. The Board of Directors has also determined that each of Mr. Hernandez, Mr. Quinn and Mr. Turner is an "audit committee financial expert" within the meaning of the rules and regulations adopted by the SEC and the NYSE. The Audit Committee met eight times in 2012.

Compensation Committee

        Our Compensation Committee currently consists of four directors, all of whom are independent. The Compensation Committee discharges the Board of Directors' responsibilities relating to compensation of our executives and directors. Specifically, the Compensation Committee:

  •
  Reviews and approves all compensation, including incentive compensation and corporate and individual goals and objectives relevant to the CEO, and evaluates the CEO's performance in light of those goals and objectives;

  •
  Reviews and approves the base salaries, incentive compensation and equity-based compensation of the Company's other executive officers;

  •
  Approves all significant compensation or incentive plans for executives (including material changes to all such plans);

  •
  Has the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser; and

  •
  Annually reviews and discusses with management the Compensation Discussion and Analysis for the Company's proxy statement.

        The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee charter was revised in early 2013 to make provision for new SEC and NYSE rules affecting compensation committees. The charter now makes provision for assessing potential conflicts of interest of compensation consultants and other advisers. A copy of the charter is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Compensation Committee as of December 31, 2012 were Messrs. Williams (Chair), Blackmore, Turner and Alvarez. The Board of Directors has determined that each of Mr. Williams, Blackmore, Turner and Alvarez meet the independence standards established by the NYSE for compensation committee members, as well as those established for purposes of applicable SEC rules. The Compensation Committee met six times in 2012.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of three members, all of whom are independent under NYSE rules. The Nominating and Corporate Governance Committee:

  •
  Assists the Board by identifying individuals qualified to become members of the Board of Directors;

  •
  Recommends to the Board the director nominees for the next annual stockholders' meeting and from time to time to fill vacancies on the Board;

  •
  Recommends to the Board our Corporate Governance Guidelines; and

  •
  Leads the Board in its annual review of the Board's performance.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Nominating and Corporate Governance Committee as of December 31, 2012 were Messrs. Blackmore (Chair), Hernandez and Quinn. Effective

March 4, 2013, Mr. Hernandez stepped down from the Nominating and Corporate Governance Committee, and Mr. Williams and Mr. Zwirn joined the Nominating and Corporate Governance Committee. The Board of Directors has determined that each of Messrs. Blackmore, Quinn, Williams and Zwirn meet the independence standards established by the NYSE. The Nominating and Corporate Governance Committee met four times in 2012.

Director Nomination Process

        The Nominating and Corporate Governance Committee, a committee made up entirely of independent directors, is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

        In the case of incumbent directors, the Committee will review each director's overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the NYSE and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and stockholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

        The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376:

  •
  Stockholder's name, number of shares owned, length of period held, and proof of ownership;

  •
  Name, age and address of candidate;

  •
  Candidate's detailed resume;

  •
  Description of any arrangements or understandings between the stockholder and the candidate; and

  •
  Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

        Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies, and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2014 annual stockholders' meeting, the stockholder must follow the procedures described under "Stockholder Proposals for 2014 Annual Meeting" below.

Policy on Director Diversity

        While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. When conducting a search for a new director, the Committee typically hires an independent search firm who is instructed to search from a wide field of candidates, including women and minority candidates. As part of the search, the Committee looks to establish diversity on the Board through a number of demographics and backgrounds, experience (including operational experience and experience in non-traditional environments, such as government, academia and non-profit organizations), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

        For example, when conducting its most recent search for new directors during the second half of 2012, the Committee led the search, hired a search firm, and the list of candidates interviewed by the Committee included ethnically diverse men and women with backgrounds ranging from industry to academia and the government sector. Ultimately, of the four directors selected most recently, one director was proposed by a major MEMC stockholder.

Director Evaluations

        On an annual basis, the Nominating and Corporate Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board in order to ensure that the Board reflects the knowledge, experience, skills, expertise and diversity required for the Board to fulfill its duties. In addition to this evaluation, and as a part of this process, the Board and each Committee conducts a self-assessment. The Nominating and Corporate Governance Committee reviews the results of these self-assessments, and shares the same with the Board and each Committee, as appropriate, and makes any advisable recommendations based on this feedback.

Board of Directors' Role in Risk Management

        Risk is an integral part of Board and Committee deliberations throughout the year. Under MEMC's Audit Committee Charter, the Audit Committee is responsible for discussing policies with respect to risk assessment and risk management with senior management. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company's exposure to risk, the Audit Committee must discuss guidelines and policies to govern the process by which this is handled. The Audit Committee is responsible for discussing the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee and the Board annually review an assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management's plan for mitigating these risks. In addition, the Board discusses risks related to the Company's business strategy at the annual strategic planning meeting and at other meetings as appropriate.

Risk Considerations in our Compensation Program

        Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk-taking by our executives or employees for the following reasons:

  •
  We structure our pay to consist of both fixed and variable compensation. The salary portion of compensation is designed to provide a steady income regardless of MEMC's stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. For short-term performance, our cash bonus is awarded based on achievement of Company and personal targets. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. Our restricted stock units generally vest after achievement of performance objectives in equal installments over a set number of years or just over time, either annually or with cliff vesting (e.g., after three, four or five years). The Committee believes that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

  •
  Because the performance measures for determining incentive payments consist largely of Company measures, we believe our executives are encouraged to take a balanced approach that focuses on corporate performance.

  •
  Under our short-term (annual) incentive program, our financial targets are applicable to our executives and employees alike, regardless of business segment. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the Company or their business segment. As a result, a person in our most profitable business segment is not encouraged to take more risk than someone in a less profitable business segment and vice-versa.

  •
  Under our short-term (annual) incentive program, we cap our cash bonus at double the target level, which we believe also mitigates excessive risk taking. Even if the Company dramatically exceeds its targets, bonus payouts are limited. Conversely, we have a floor on bonus payouts so that profitability below a certain level (as approved by the Compensation Committee) does not result in bonus payouts for this metric.

  •
  We have strict internal controls over the measurement and calculation of targets for bonus payouts, designed to keep the targets from being susceptible to manipulation by any employee, including our executives.

  •
  We believe that our focus on Company performance metrics (through our annual incentive program) and stock price performance (through grants of stock options) provides a meaningful constraint on excessive risk taking.

Board Leadership Structure

        Although MEMC's By-Laws do not require separate individuals serving in the role of Chairman of the Board and Chief Executive Officer, MEMC believes it is currently best served by having separate individuals serve as Chairman of the Board of Directors and as Chief Executive Officer. Due to the Company's volume growth plans and our focus on maximizing operational efficiency, the Board believes that the Chief Executive Officer's full time and attention should be spent on leading that growth with a focus on the Company's everyday operations. As a result, Mr. Chatila serves on the Board of Directors, but Mr. Hernandez, an independent outside director, serves as the Chairman of the Board of Directors. Mr. Hernandez has over three years of service on the MEMC Board of Directors, and brings additional expertise to the MEMC Board Chairman role as former Chief Financial Officer of SunPower Corporation. Mr. Hernandez is independent under applicable NYSE rules, and functions as both the Chairman of the Board and as lead independent director.

Director Compensation

        The following table provides certain information about compensation paid to our outside directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Antonio Alvarez(1)	$58,000	$56,699	(4)	$29,795	$144,494
Peter Blackmore	$85,000	$55,650	(5)	—	$140,650
Robert Boehlke(2)	$14,000	$55,650	(6)	—	$69,650
Emmanuel Hernandez	$83,000	$55,650	(7)	—	$138,650
John Marren	$113,000	$55,650	(8)	—	$168,650
Michael McNamara(3)	$9,000	$0.00		—	$9,000
Jeffry Quinn(1)	$63,000	$56,699	(9)	$29,795	$149,494
William Stevens	$123,000	$55,650	(10)	—	$178,650
Steven Tesoriere(1)	$0.00	$0.00		—	$0.00
Marshall Turner	$91,000	$55,650	(11)	—	$146,650
James Williams	$90,000	$55,650	(12)	—	$145,650
Randy H. Zwirn(13)	$0.00	$0.00		—	—

(1)
Mr. Alvarez, Quinn and Tesoriere joined the Board of Directors effective October 11, 2012. At that time, Mr. Tesoriere advised the Company that he will waive all compensation from the Company for his service on the Board of Directors.

(2)
Mr. Boehlke resigned from the Board of Directors effective May 31, 2012.

(3)
Mr. McNamara served on the Board of Directors through his term which ended as of the 2012 Annual Meeting of Stockholders on May 25, 2012.

(4)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Alvarez held 23,333 RSUs and 25,000 options.

(5)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Blackmore held 74,800 RSUs and 30,000 options.

(6)
This amount represents the aggregate grant date fair value of the RSUs and stock options granted to this director, calculated in accordance with FASB ASC Topic 718.

(7)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Hernandez held 75,900 RSUs and 10,000 options.

(8)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Marren held 90,000 RSUs and no options. Mr. Marren resigned from the Board effective December 31, 2012.

(9)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Quinn held 23,333 RSUs and 25,000 options.

(10)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Stevens held 96,000 RSUs and no options. Mr. Stevens resigned from the Board effective December 31, 2012.

(11)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Turner held 72,200 RSUs and 70,000 options.

(12)
This amount represents the aggregate grant date fair value of the RSUs granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2012, Mr. Williams held 90,000 RSUs and no options.

(13)
Mr. Zwirn joined the Board of Directors effective March 4, 2013 and received no compensation during 2012.

        Under the non-employee director compensation program in place during 2012, non-employee directors received, and the above table reflects, the following fees for their service on the Board of Directors and its Committees:

  •
  $50,000 annual Board of Directors cash retainer;

  •
  $50,000 additional cash retainer for Chairman of the Board of Directors;

  •
  $40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

  •
  $20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

  •
  $5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

  •
  $1,000 cash for each Board of Directors' meeting and each Committee meeting attended.

        In addition, the non-employee director compensation program in place during 2012 provided for, and the above table reflects, annual equity compensation grants as follows:

  •
  Upon their initial election or appointment to the Board of Directors, outside directors receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years. In March 2012, the Board of Directors amended the program to provide for an initial grant of non-qualified stock options to purchase 25,000 shares of common stock upon initial election or appointment to the Board of Directors.

  •
  Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest 100% on the first anniversary of the grant date. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $185,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $185,000 total value.

    On May 24, 2012, the Compensation Committee of the Company reviewed the annual equity compensation grants to non-employee directors of the Company. In its consideration of this part of the non-employee director compensation for 2012, the Compensation Committee was concerned that the decline in the Company's stock price would result in RSU grants at significantly higher share levels than in the past, use of a disproportionately large number of shares from the Company's 2010 Equity Incentive Plan and greater dilution to the Company's stockholders. The Compensation Committee determined that the proper course of action was to reduce significantly the annual RSU grants for 2012 to mitigate these negative consequences, although the value associated with such grants would be substantially less than contemplated by the non-employee director compensation program. As a result, the Compensation Committee proposed, and the Board approved on May 24, 2012, a reduction in the number of RSUs to be granted to the non-employee directors for 2012. Accordingly, on May 25, 2012, the non-employee directors received only 35,000 restricted stock units, valued at approximately $56,000 based on the closing price of the Company's common stock on the date of grant. The RSUs will vest 100% on May 25, 2013. Each new member of the Board of Directors who was appointed to fill a vacancy since that time was granted a pro rata portion of this reduced annual RSU grant (other than Mr. Tesoriere who elected to waive all compensation for his service on the Board of Directors).

REPORT OF THE AUDIT COMMITTEE

        We have met and held discussions with MEMC management and with MEMC's independent registered public accounting firm, KPMG LLP ("KMPG"). We have reviewed and discussed the consolidated financial statements of MEMC for 2012 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61, as amended.

        KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.

        Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2012 be included in MEMC's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Marshall Turner (Chairman)
Emmanuel T. Hernandez
Jeffry N. Quinn (joined the Committee on October 25, 2012)
Steven V. Tesoriere (joined the Committee on October 25, 2012)

 PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

        KPMG LLP served as our principal independent registered public accounting firm for 2011 and 2012. The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2011	2012
Audit fees	$4,399,125	$	[ ]
Audit-related fees	$—	$	[ ]
Tax fees	$146,000	$	[ ]
All other fees	$75,000	$	[ ]

        Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, reviews of financial statements included in the Form 10-Q and services that are normally provided in connection with statutory and regulatory filings. Audit-related fees consisted principally of other audit services and the "all other fees" category consisted of acquisition due diligence. Tax fees consisted principally of tax compliance and consultation services. The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2012 was compatible with maintaining KPMG LLP's independence.

        MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC's independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while other services require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services were pre-approved by the Audit Committee in 2011 and 2012 pursuant to an agreed upon delegation of authority, which authorized management to engage our independent auditors to perform those services by providing detailed information to the Audit Committee at the next regularly scheduled Audit Committee meeting.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for the Company's executive compensation programs. The Compensation Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's executives and directors. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Executive Summary of 2012 Performance and Compensation Actions

        The 2012 fiscal year represented a challenging business environment for MEMC in both the solar and semiconductor industries. In 2012, MEMC revenues dropped by 7% to $2,529.9 million. However, net income improved dramatically as MEMC ended the fiscal year with a net income (loss) of $150.6 million versus a net income (loss) of $1,536.0 million in 2011. The solar industry, which accounted for over 60% of MEMC's 2012 revenues, continued to experience a downturn. This was reflected by a decline of sales of solar wafers to the external market, while instead we focused on supplying wafers to our downstream solar energy business. These declines were offset by the increase of sales of solar energy systems and to a lesser extent, external module sales. In our Semiconductor Materials segment, the decrease in net sales was a result of wafer price decreases across all wafer diameters. Overall volumes were flat as compared to 2011 and the average wafer selling prices were approximately 10% lower than the average selling prices for 2011. The actions that management initiated in 2011 to restructure and better align operations to current and expected business conditions began to take hold in 2012. As part of the restructuring efforts, on September 4, 2012 we executed two settlement agreements with Evonik to settle disputes arising from our early termination of two take-or-pay supply agreements related to the Merano, Italy polysilicon facility shuttered as part of the 2011 restructuring. To manage cash flow and liquidity risks, we closed on a $200.0 million second lien term loan during the 2012 third quarter. Additionally, we gained market share across all semiconductor wafer diameters. We also increased our solar PV systems completed from 283 MW in 2011 to 430 MW in 2012, and in 2012, we raised over $2.3 billion dollars of non-recourse capital for our SunEdison projects.

        Actual executive compensation delivered during 2012 reflects our results, and we continue to leverage our programs to attract and retain talent to achieve strong operating performance and build a strong base for operating growth in 2013 and beyond.

        While MEMC experienced dramatic challenges in 2012, the Company's executive compensation programs continue to be based on a consistent philosophy that they must:

  •
  Reinforce the Company's business objectives and the creation of long-term stockholder value;

  •
  Provide for performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk;

  •
  Align the interests of executives and stockholders by weighting a significant portion of compensation on sustained stockholder returns through long-term performance programs;

  •
  Attract, retain and motivate key executives by providing a mix of competitive compensation that includes fixed and variable compensation, short-term and long-term incentives, as well as cash and equity-based pay; and

  •
  Recognize and support outstanding individual performance and behaviors that demonstrate our Mission, Values and Culture.

        In 2012, actions were taken to strengthen the leadership team. These actions came through the hiring of new executives, integrating key talent from acquisitions and moving and expanding responsibilities for top executives. This focus of strengthening the leadership team, combined with building a performance oriented culture, has resulted in undesired attrition of less than 1 percent in the leadership ranks. We have also embarked on a process called One Company-One Culture, designed to shift our culture to better support our future success. This represents our mission to create a healthy and supportive business environment that fosters outstanding performance, enhances business results, and creates a culture of collaborative, high-performance teams, acting as one highly effective and cohesive company.

        This Compensation Discussion and Analysis describes the pay actions for 2012 as well as the decisions that impact executive pay for 2013.

Objectives and Design of MEMC's Executive Compensation Programs

        MEMC's executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to remain with the Company and to strive to enhance stockholder value. Over time, the Compensation Committee has developed and adhered to three enduring executive compensation principles: (i) all compensation should be referenced and validated based on industry surveys; (ii) changes to compensation should be performance and responsibility based; and (iii) executive compensation should be targeted to the 50th and 75th percentiles of a relevant comparison group of companies (although the actual compensation of an individual may fall below or sometimes exceed these percentiles given a number of factors).

        The Compensation Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. Additionally, the Compensation Committee determines the final compensation for the Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Compensation Committee to make recommendations to the Compensation Committee regarding the named executive officers' compensation.

  Surveys and Peer Group Comparisons

        In reviewing MEMC's 2012 executive compensation programs and in making compensation decisions in previous years with regard to each of the elements of compensation discussed below, the Compensation Committee has utilized Radford's Global Technology Survey. In 2012, the Committee utilized this survey to benchmark the pay of each of our named executive officers against a broader technology group of 60 companies, with revenue ranging from $1 billion to $6 billion. The Compensation Committee considered pay information from both this larger data set as well as a more focused database of 23 survey participants most similar to MEMC in terms of revenue size and industry in developing its compensation decisions. These peers had average revenues of $3.34 billion and an average market capitalization of $6.5 billion.

        In January 2013, management and the Compensation Committee again reviewed the peer group for the purpose of ensuring that the Company's executive compensation was competitive on an external basis and aligned with stockholder interests. As a result, the Compensation Committee decided to maintain the same peer group that was used for the 2012 analysis. A detailed table outlining the peer group and criteria utilized in 2012 and 2013 is outlined below:

2012	2013
• 23 Peer Companies	• 23 Peer Companies
• Semiconductor component & capital equipment companies, as well as selected solar companies	• Semiconductor component & capital equipment companies, as well as selected solar companies
• $1.1 - $8.8 billion revenue	• $0.9 - $8.2 billion revenue
• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)	• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)
Average 2011 Revenues: $3.32 billion	Average 2012 Revenues: $3.34 billion

 Peer Companies Included

        As mentioned above, management and the Compensation Committee decided to maintain the same peer group that was used for the 2012 analysis.

2012 and 2013
• Altera Corporation	• LSI Corporation
• Advanced Micro Devices, Inc.	• Marvell Technology Group Ltd.
• Analog Devices	• ON Semiconductor Corporation
• Atmel Corporation	• Maxim Integrated Products, Inc.
• Broadcom Corporation	• Micron Technology, Inc.
• Fairchild Semiconductor	• NCR Corporation
• First Solar, Inc.	• Nvidia Corporation
• Juniper Networks, Inc.	• Rockwell Collins, Inc.
• KLA-Tencor	• Spansion Inc.
• Lam Research Corporation	• SunPower Corporation
• Linear Technology Corporation	• Teradyne, Inc.
• Xilinx, Inc.

  Secondary Peer Group

        The Compensation Committee will also utilize a semiconductor component and capital equipment peer group as well as a broader technology group (revenues ranging from $1 billion to $6 billion) consistent with 2012.

Elements of Compensation

        In 2012 and continuing in 2013, our executive compensation program has consisted of the following components: base salaries; annual incentive awards; long term incentive awards (equity awards); and benefits. The Chief Executive Officer and other named executive officers participate in the same benefit programs as the U.S. based employee population. The following table shows each element of compensation and what it is designed to reward. Specifically, the table illustrates: why MEMC utilizes each pay element; what each element is designed to reward; and how the Company determines the amount for each element.

Element	Pay Objective	Targeted Market Positioning
Base pay	To provide a fixed income based on an individual's size, scope and complexity of role. Other factors that influence base pay include:	Between peer group median and 75th percentile.
• Current & historical performance of the individual
• Relative position vs. external market data
Annual Incentive (Bonus)	To provide rewards for achievement of corporate and personal objectives that drive MEMC's success.

Performance Based/Variable.

Target Incentives (expressed as a percent of base salary) are generally targeted at or below the peer group median. When the Company achieves performance greater than that of the peer group, incentives should reach at or above the peer group's 75th percentile.

Corporate Performance Measures (80% for all Named Executive Officers and all other Executive Officers) are:
• Operating Income (20%)
• Liquidity (20%)
• Total Cash Flow (60%)
Personal Measures (20% for all Named Executive Officers and all other Executive Officers)
• Targeted business goals/metrics
• Strategic initiatives
• Leadership behaviors consistent with MEMC's Mission, Values & Culture (MVC)
Long-Term Incentive

To provide incentives aligned with the interests of stockholders and to build an incentive for long-term retention. These incentives are made in the form of equity (Stock Options and Restricted Stock Units).

Between the peer group's median and 75th percentile-based on individual and corporate performance.
Health & Retirement Benefits	The Named Executive Officers participate in the same broad-based benefit programs offered to other U.S. employees. They include:	At or below median for U.S. companies of similar size.
• Healthcare benefits
• Dental benefits
• Long-term disability insurance
• 401(k) program with a match that is capped by the qualified limit established annually by the IRS
• Life Insurance—1x salary
Perquisites	MEMC does not provide any perquisites to its Named Executive Officers.	Not targeted.

  2012 Annual Incentive Plan Payout/Awards

        In March 2013, the Board of Directors approved the 2012 annual incentive plan payouts. The plan has two main components: a Company milestone component and a personal goal component. The 2012 plan has "threshold," "target" and "maximum" payouts, based on a combination of the Company performance metrics and personal goal metrics. The "threshold" level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that performance goal. The "maximum" level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the "target" represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these "threshold," "target" and "maximum" performance levels. The "threshold," "target" and "maximum" levels for each category of executives is as follows (target, threshold, and maximum represented as a percent of base salary):

	Threshold	Target	Maximum
Ahmad Chatila, President and Chief Executive Officer	63%	125%	250%
Brian Wuebbels, Executive Vice President and Chief Financial Officer	38%	75%	150%
Shaker Sadasivam, Executive Vice President; President, Semiconductor Materials	38%	75%	150%
Carlos Domenech, Executive Vice President; President, Solar Energy	38%	75%	150%
David Ranhoff, Senior Vice President, Sales & Marketing	38%	75%	150%
Mark Murphy, Former Chief Financial Officer	38%	75%	150%
SVPs, VPs, Senior Directors	15 - 20%	30 - 50%	50 - 100%

        The performance goals are weighted based on their relative importance to achieving the Company's overall goals. For 2012, the Company milestone component (performance goals) of the plan was based upon achievement of threshold levels of a combination of total cash flow (60%), operating income (20%), and liquidity (20%). The Company-based and personal performance metrics account for varying levels of the total potential award under the 2012 annual incentive plan as follows:

	Company Metrics	Personal Metrics
CEO (Chatila), CFO (Wuebbels, Murphy)	80%	20%
EVP (Sadasivam, Domenech)	80%	20%
SVPs (including Ranhoff)	80%	20%
VPs, Senior Directors	60%	40%
Director-level	60%	40%
All other employees	50%	50%

        The actual payouts for each named executive officer are set forth below (the actual payouts are also shown below in "EXECUTIVE COMPENSATION—Summary Compensation Table"). Based on the achievement (or non-achievement) of the various milestones described below, each of our named executive officers, received an annual incentive payout under the plan. In 2012, in assessing these awards to be paid to the named executive officers, the Compensation Committee also considered certain additional factors such as the use of non-GAAP measurement of revenue and operating income to be consistent with how the Company reports earnings externally. The resulting calculation of the Corporate performance portion for the annual incentive plan is summarized in the table below:

2012 Annual Incentive Measure	2012 Performance vs. Measure	Weighted Performance Rating (Corporate Portion)
Total Cash Flow (60% Weight)	Between Threshold and Target	43%
Operating Income (20% Weight)	Missed Threshold	0%
Liquidity (20% Weight)	Above Maximum	40%
		83% Corporate Rating

        In 2012, the Compensation Committee incorporated a threshold performance target that the Company must meet in order for payouts to be made under the bonus plan. The threshold was set at $100 million of operating income, meaning that if the Company failed to obtain this threshold, then bonus payments will not be made. In 2012, the Company achieved this threshold. Accordingly, the Compensation Committee determined that 83% of the Company goals were reached. This 83% rating for corporate performance was utilized in addition to the personal ratings achieved by each of the named executive officers to calculate the 2012 annual incentive awards detailed in the following table:

Name and Position	Threshold Annual Incentive Award	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Ahmad Chatila, President and Chief Executive Officer	$472,500	$937,000	$1,875,000	$810,000	86%	43%
Brian Wuebbels, Executive Vice President & Chief Financial Officer(1)	$152,000	$300,000	$600,000	$271,200	90%	45%
Shaker Sadasivam—Executive Vice President; President, Semiconductor Materials	$161,272	$318,300	$636,600	$287,700	90%	45%
Carlos Domenech, Executive Vice President; President, Solar Energy	$161,500	$318,750	$637,500	$275,400	86%	43%
David Ranhoff, Senior Vice President, Sales & Marketing	$140,904	$278,100	$556,200	$240,300	86%	43%
Mark Murphy, Former Chief Financial Officer(1)	—	—	—	—	—	—

(1)
Mr. Murphy resigned from the Company effective May 16, 2012, and effective on the same date, Mr. Wuebbels became the Executive Vice President and Chief Financial Officer of the Company.

  2012 Downstream Solar Project Bonus Plan

        In addition to the amount paid above, Mr. Domenech is also eligible to participate in the Downstream Solar Project Bonus Plan, which was approved by the Compensation Committee of the Board of Directors on November 19, 2012. In connection with the Downstream Solar Project Bonus Plan, Mr. Domenech will receive an award of $233,800, which will be paid in three equal installments over three years, commencing in March of 2013, if Mr. Domenech is still employed by the Company on each of the anniversary dates of the installment payment.

  Advisory Stockholder Say-On-Pay Vote

        At the Company's Annual Meeting of Stockholders in May 2012, the stockholders strongly approved, with a 92% vote in favor, on an advisory basis, the executive compensation disclosed in the proxy statement for that meeting. Subsequently, the Compensation Committee and the Board of Directors reviewed and gave consideration to that vote in determining future executive compensation policies and decisions. The Compensation Committee noted the strong stockholder vote in support of the current compensation program. The Company has determined to hold the advisory vote on executive compensation annually, in accordance with the advisory vote results at that same Annual Meeting.

  2013 Annual Incentive Plan

        The 2013 Annual Incentive Plan, approved by the Compensation Committee in February 2013, is similar to the design of the 2012 Plan for senior executives. The Compensation Committee approved modifying the specific measures of corporate performance to 75% total cash flow and 25% operating income to better reflect key 2013 areas of focus. The Company-based and personal performance metrics will once again account for varying levels of the total potential award under the 2013 plan as follows:

	Company Metrics	Personal Metrics
CEO, CFO, EVP, & SVP	80%	20%
VP, Directors	60%	40%

        For 2013, payout levels for the determination of individual awards will generally be as follows:

	Threshold	Target	Maximum
CEO	63%	125%	250%
CFO	38%	75%	150%
EVPs	38%	75%	150%
SVPs	30%	60%	120%
VPs, Senior Directors	15 - 20%	30 - 40%	60 - 80%

  Long-Term Incentives

        In 2012, all named executives received a long-term incentive grant. Such grants were in the form of stock options, with the exception of Mr. Chatila who also received performance vested options and RSUs, as discussed below. All named executives, except for Mr. Chatila, also received a grant of performance vested options, which grants were made in two tranches in July and September 2012. Such grants are performance based options that will vest, if at all, in 33% increments if MEMC's stock achieves target market prices of $7, $10 and $15, respectively. The respective stock price needs to be maintained for 30 consecutive calendar days, and if so, the associated grant increment will vest one year from such occurrence.

  CEO Compensation

        Mr. Chatila joined MEMC as President and Chief Executive Officer in March 2009. In January 2010, Mr. Chatila and the Company agreed to amend his employment agreement to remove the guaranteed $500,000 bonus for 2009. Mr. Chatila did not receive a base pay adjustment or long-term incentive award in 2010 or 2011. Mr. Chatila refused an increase in 2011 because the Company did not make progress in raising our stock price. Further, in April 2011, Mr. Chatila proposed to the Compensation Committee that equity grants initially identified for him be used instead to retain high potential and key talent within the organization. The $3.8 million potential grant was divided among 47 key leaders in the Company below the executive staff level in amounts of 4,000 to 10,000 restricted stock units, with a four year vesting schedule.

        In February 2012, the Compensation Committee approved an annual incentive award for Mr. Chatila as calculated by the measures defined in the 2011 Annual Incentive Plan equal to achievement of 28% of the targeted incentive. Mr. Chatila did not receive a base pay adjustment to his salary for 2012, however, his 2012 bonus target was adjusted from 100 percent to 125 percent of base pay. On April 25, 2012, the Compensation Committee granted to Mr. Chatila a performance-based option to purchase up to 750,000 shares of common stock. The option will be earned, if at all, ratably, over a three-year vesting period commencing on April 25, 2014 if (a) Mr. Chatila remains employed by the Company during each one-year period, and (b) the Company's common stock price outperforms the S&P 500 market index compounded annual growth rate over those years. The option exercise price of $3.45 is the closing price of the Company's common stock on April 25, 2012. The term of the option is ten years and was granted under and pursuant to the terms of the Company's 2010 Equity Incentive Plan. Also on April 25, 2012, the Compensation Committee granted to Mr. Chatila four-year time-vesting options to purchase up to 350,000 shares of common stock and 200,000 performance-based restricted stock units, all under the Company's 2010 Equity Incentive Plan and materially consistent with previously granted option and restricted stock unit awards under that Plan. The performance criteria for half of the performance-based restricted stock units were not met in 2012, and as such, Mr. Chatila will not receive 100,000 of such performance-based restricted stock units and such restricted stock units were cancelled.

        In March 2013, the Compensation Committee approved an annual incentive award for Mr. Chatila as calculated by the measures defined in the 2012 Annual Incentive Plan equal to achievement of 86% of the targeted incentive. The Compensation Committee also approved an increase in Mr. Chatila's base salary to $800,000.

  Employment Agreements

        Mr. Chatila.    Mr. Chatila has an employment agreement with the Company. On February 4, 2009, in order to induce Mr. Chatila to leave his position with his prior employer and thereby forego certain vested and future compensation with that employer, the Company entered into an employment agreement with Mr. Chatila. The material terms of Mr. Chatila's employment agreement are described below under "EXECUTIVE COMPENSATION—Employment Agreements." The majority of the compensation potentially payable to Mr. Chatila in this employment agreement is long-term, performance-based compensation, primarily based on stock options, although Mr. Chatila also received some RSUs in connection with his hiring. The Committee believes that this compensation package aligns Mr. Chatila's interests with the Company's stockholders, has a strong retention element due to the cliff vesting features of equity compensation, and provides Mr. Chatila with limited severance. Each of these characteristics are consistent with requiring strong performance from Mr. Chatila and the Company in order for Mr. Chatila to achieve maximum compensation under the employment agreement. The Compensation Committee utilized survey data from Radford and Equilar in connection with the benchmarking of the compensation elements of this employment agreement with Mr. Chatila. The Committee believes that the employment agreement as a whole is representative of agreements for chief executives of companies the size and the complexity of MEMC. The Committee believes that the aggregate compensation provided by the employment agreement is highly performance oriented, and fits the Committee's compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its stockholders do not benefit as well.

        Mr. Domenech.    Mr. Domenech had an employment agreement with NVT, LLC, a wholly owned subsidiary of SunEdison, prior to our acquisition of SunEdison in 2009. In connection with that acquisition, we entered into an amendment to that employment agreement, effective upon the closing of the acquisition. The term of the amended agreement was from November 20, 2009 until December 31, 2012 or his earlier termination. Mr. Domenech's employment agreement terminated in accordance with its terms on December 31, 2012 and Mr. Domenech continues as an at-will employee of the Company. A description of the material terms of his employment agreement which was in effect during 2012 is set forth below under "EXECUTIVE COMPENSATION—Employment Agreements."

        None of our other named executive officers has an employment agreement with MEMC. All of our named executive officers are employees at will, including Mr. Chatila and Mr. Domenech.

  Severance Policy

        During 2009, MEMC adopted a severance policy applicable to all employees at or above director level. Under the policy, provided that the employment of such individual is not terminated for "cause" and the employee executes MEMC's standard separation agreement and general release, the employee is entitled to severance at the following levels:

  •
  Director-level employees—three months base salary;

  •
  Vice Presidents—six months base salary; and

  •
  Senior Vice Presidents and above—twelve months base salary.

  Compensation Consultant

        In 2012, MEMC utilized the executive compensation surveys from Radford (as well as other surveys) for the purposes of ensuring market competitiveness of senior executive compensation. In 2012, Radford provided both information and advice to MEMC management regarding peer group selection and a study of executive compensation competitiveness versus the broad market and the industry peers. The Compensation Committee did not retain Radford or any other compensation consultant in 2012.

  Tax Deductibility—Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of non-performance based compensation paid to the Chief Executive Officer and any of the most highly compensated executive officers to $1 million. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by MEMC and therefore, decisions leading to future compensation levels may not be fully deductible under Section 162(m).

  Timing Related to Grants and Vesting of Options and Other Long Term Equity Incentive Awards

        In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (i) upon the hiring of the executive or employee (typically, the grant date is the employee's start date with MEMC); (ii) on the date of the regularly scheduled quarterly Board of

Directors meetings (in January, April, July or October); and (iii) on some occasions, in connection with a promotion or special recognition grant. In 2012, the Compensation Committee made the annual equity grants at the regularly scheduled quarterly Board meeting in April 2012. In 2012, the Compensation Committee also granted performance based equity grants to certain officers and employees of the Company, which grants were made in two tranches in July and September 2012.

        The regularly scheduled quarterly Board of Directors meetings are typically just a few days prior to the date of the Company's regular quarterly earnings press release for the just completed quarters. Therefore, any grants made at such regularly scheduled meetings have historically been made at a time shortly prior to the release by the Company of material non-public information (i.e., the Company's results of operations for the just completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company's operating results and the trading markets' reaction to those operating results does not factor into the Committee's decision.

        All option or other equity grants made have a minimum vesting period of six months, and are commonly over three, four or five year vesting schedules, depending on the type of award. The performance based option grants made in July and September of 2012 will vest, if at all, in 33% increments if MEMC's stock achieves target market prices of $7, $10 and $15, respectively. The respective stock price needs to be maintained for 30 consecutive calendar days, and if so, the associated grant increment will vest one year from such occurrence. The Committee may also decide to issue other performance-based grants in the future, and such grants may have a one year (or longer) vesting schedule. The Company's Insider Trading Policy prohibits hedging of Company stock (and equity awards).

  Stock Ownership Guidelines

        On April 26, 2012, the Board adopted stock ownership guidelines for the directors and executive officers of the Company. These guidelines are intended to increase the officers' and directors' stake in the Company and more closely align their interests with those of our stockholders. The guidelines establish the following stock ownership levels for each of the below persons:

CEO	250,000
Executive Vice Presidents and CFO	50,000
Non-employee directors	70,000

        The guidelines provide that the minimum ownership levels should be achieved by April of 2017 (five years from date of adoption) or within five years from the date the officer or director becomes subject to the guidelines for those joining the Company after the date of adoption. If the guidelines are not met within the stated timeframe, 50% of subsequent shares which would otherwise be acquired through vesting of restricted stock units or exercise of stock options, net of shares withheld for taxes, as applicable, must be retained by the executive or director until the minimum ownership levels are met.

        A copy of the Stock Ownership Guidelines is posted on the Company's website (www.memc.com) with other key corporate governance policies.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following table describes, assuming a termination date of December 31, 2012, an approximation of (i) the amounts which would be due to each of our named executive officers in the form of salary continuation, (ii) the amounts which would be due to each of our named executive officers in the form of lump sum cash payments, (iii) the value of acceleration of vesting applicable to stock options and RSUs for each of the named executive officers, assuming that a change in control and termination occurred on December 31, 2012, and (iv) continuation of certain healthcare benefits due to certain named executive officers pursuant to their employment agreements or under MEMC's severance policy described above, in each case in the event of the named executive officer's (a) death, (b) disability, (c) termination for cause, (d) termination in connection with a change in control, and (e) impact of a change in control without termination. Any actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive's actual termination.

        Under our equity plans, an employee (including named executive officers) must be terminated without cause or by the employee for good reason within two years following a change in control of MEMC in order to receive accelerated vesting of stock options and restricted stock units. Under our equity plans, "good reason" is generally considered a material diminution in an employee's duties and responsibilities, a decrease in an employee's base salary or benefits or a relocation of an employee's work location of more than 50 miles.

        Under our severance policy, each of the named executive officers would receive 12 months' salary continuation and continuation of healthcare benefits if such executives were terminated (other than for cause). The salary continuation is paid bi-weekly in accordance with our regular payroll practices for such 12-month period. Receipt of these payments is conditioned on the employee agreeing to execute a standard general release and waiver and to abide by his or her employee confidentiality and non-compete agreement, which provides for a two-year non-compete and two- (or sometimes three-) year non-solicitation (of MEMC employees and MEMC customers) agreement. We typically do not accelerate the vesting of the equity awards held by our employees, including the named executive officers, in the event of termination of employment.

Name/Circumstance	Salary Continuation(1)	Lump Sum Cash	Accel. Vesting(2)	Continuation of Healthcare	Total
Ahmad Chatila
Death	—	—	$702,188	—	$702,188
Disability	—	—	$702,188	—	$702,188
Severance Termination	$750,000	—	—	$13,798	$763,798
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	$750,000		$702,188	$13,798	$1,465,986
Change-in-Control (no termination)	—	—	—	—	—
Brian Wuebbels
Death	—	—	$780,281	—	$780,281
Disability	—	—	$780,281	—	$780,281
Severance Termination	$400,000	—	—	$15,052	$415,052
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	$400,000	—	$780,281	$15,052	$1,195,333
Change-in-Control (no termination)	—	—	—	—	—
Shaker Sadasivam
Death	—	—	$426,425	—	$426,425
Disability	—	—	$426,425	—	$426,425
Severance Termination	$424,400	—	—	$14,317	$438,717
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	$424,400	—	$426,425	$14,317	$865,142
Change-in-Control (no termination)	—	—	—	—	—
Carlos Domenech
Death	—	—	$232,000	—	$232,000
Disability	—	—	$232,000	—	$232,000
Severance Termination	$425,000	—	—	$13,798	$438,798
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	$425,000	—	$232,000	$13,798	$670,798
Change-in-Control (no termination)	—	—	—	—	—
David Ranhoff
Death	—	—	$392,500	—	$392,500
Disability	—	—	$392,500	—	$392,500
Severance Termination	$370,800	—	—	$13,798	$384,598
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	$370,800	—	$392,500	$13,798	$777,098
Change-in-Control (no termination)	—	—	—	—	—
Mark Murphy(3)
Death	—	—	—	—	—
Disability	—	—	—	—	—
Severance Termination	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	—	—	—	—	—
Change-in-Control (no termination)	—	—	—	—	—

(1)
For Messrs. Chatila and Domenech, this amount reflects the one year salary continuation paid in the event of termination without cause or by the executive for good reason pursuant to his employment agreement. Each of our named executive officers also would be entitled to 12 months' salary continuation if they were terminated without cause under MEMC's severance policy.

(2)
Reflects a valuation of the acceleration of the named executive officer's outstanding options and RSUs calculated based on the closing price of the Company's common stock on December 31, 2012. The actual amount received by the named executive officer upon the sale of shares received under RSUs or following the exercise of options would depend on the actual market value at the time of such sale.

(3)
Mr. Murphy resigned from the Company effective May 16, 2012. The amount of payments to Mr. Murphy upon his resignation is disclosed in the Summary Compensation Table, below.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

James B. Williams, Chairman
Peter Blackmore
Marshall Turner (joined the Compensation Committee on June 1, 2012)
Antonio Alvarez (joined the Compensation Committee on October 25, 2012)

EXECUTIVE COMPENSATION

        The following table presents summary information concerning 2012 compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer as of December 31, 2012; (ii) the Company's current and former Chief Financial Officer as of December 31, 2012; (iii) any additional persons who served as principal executive officer or principal financial officer at any time in 2012; and (iv) each of the other three most highly compensated executive officers for the year 2012 who were serving as executive officers as of December 31, 2012 (collectively, such persons are the "named executive officers" for MEMC for 2012).

        Mr. Chatila has an employment agreement with the Company, and Mr. Domenech previously had an employment agreement, which are discussed in detail below (see "—Employment Agreements"). The non-equity incentive plan compensation disclosed below is that paid after the end of each year based on achievement of performance criteria established by the Compensation Committee at the beginning of that year. For a general description of the elements of the annual incentive plan as well as detailed information about the performance criteria for 2012, see "Compensation Discussion and Analysis—Elements of Compensation and—2012 Annual Incentive Plan Payout/Awards", above. The proportion of total cash compensation in the form of salary and, when applicable, bonus to total compensation is described above in "Compensation Discussion and Analysis—Objectives and Design of MEMC's Executive Compensation Program."

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(14)	Non-Equity Incentive Plan Compensation Award ($)		All Other Compensation ($)		Total ($)
Ahmad Chatila	2012	$750,000	$0	$690,000	$1,845,110	$810,000	$0		$142,846	(5)	$4,237,956
President and Chief	2011	$750,000	$0	$0	$0	$207,000	$0		$4,900	(7)	$961,900
Executive Officer	2010	$750,000	$0	$0	$0	$510,000	$48,000	(4)	$4,900	(7)	$1,312,900
Brian Wuebbels	2012	$365,385	$0	$128,063	$670,732	$271,200	$0		$14,066	(7)	$1,449,446
Executive Vice President and Chief Financial Officer(6)
Carlos Domenech	2012	$425,000	$81,584	$0	$869,073	$275,400	$0		$18,011	(7)	$1,669,068
Executive Vice President;	2011	$418,269	$519,589	$0	$1,200,436	$72,000	$0		$14,700	(7)	$2,224,994
President, Solar Energy	2010	$400,000	$0	$0	$0	$283,200	$0		$76,636	(8)	$759,836
Shaker Sadasivam	2012	$418,200	$0	$0	$972,537	$287,700	$0		$33,888	(9)	$1,712,325
Executive Vice President;	2011	$409,231	$0	$0	$950,061	$91,500	$0		$30,558	(10)	$1,481,350
President, Semiconductor	2010	$400,000	$0	$639,600	$0	$244,200	$0		$27,156	(11)	$1,310,956
Materials
David Ranhoff	2012	$365,400	$0	$77,000	$778,343	$240,300	$0		$15,500	(7)	$1,476,543
Senior Vice President;
Sales & Marketing
Mark Murphy	2012	$184,615	$0	$0	$408,285	$0	$0		$414,908	(12)	$1,007,808
Former Senior Vice	2011	$392,308	$0	$929,200	$1,854,320	$65,400	$0		$54,990	(13)	$3,296,218
President and Chief Financial Officer(1)(6)

(1)
Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan. Mr. Murphy joined MEMC as Senior Vice President and Chief Financial Officer in January 2011 and resigned from MEMC in May 2012, and his cash compensation for those years represents only these partial year earnings.

(2)
For Mr. Domenech in 2011, this amount represents earnout consideration Mr. Domenech received in connection with the acquisition of SunEdison in November 2009. For Mr. Domenech in 2012, $3,661 represents earnout consideration Mr. Domenech received in connection with the SunEdison acquisition and $77,933 represents the first installment of the 2012 Downstream Solar Project Bonus award of $233,800 discussed above under "Compensation Discussion and Analysis".

(3)
All option awards reflected in the table are non-qualified stock options under the Company's 2001 Equity Incentive Plan or 2010 Equity Incentive Plan. The dollar amounts shown for stock awards and option awards represent the aggregate grant date fair value with respect to fiscal 2012, fiscal 2011 and fiscal 2010 in accordance with the applicable Accounting Standard Codification 718, Stock Compensation,

  excluding the effect of forfeitures related to service-based conditions. These amounts do not reflect whether the named executive officers have actually realized or will realize a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(4)
For Mr. Chatila in 2010, in addition to his 68% of corporate performance incentive plan earnings, the Committee also awarded a 6.4% discretionary payment ($48,000) for the progress Mr. Chatila made on several strategic initiatives including the successful integration of the SunEdison and Solaicx acquisitions, the building of his senior executive team and positioning the Company for 2011.

(5)
Amount shown represents $137,846 in relocation expenses and $5,000 in contribution by MEMC to the MEMC Retirement Savings Plan.

(6)
Mr. Murphy resigned from MEMC effective May 16, 2012, at which time, Mr. Wuebbels became the Company's Executive Vice President and Chief Financial Officer. At that time, Mr. Wuebbels also assumed the role as principal financial officer and principal accounting officer of the Company for SEC reporting purposes.

(7)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(8)
Amount shown includes $9,800 in contribution by MEMC to the MEMC Retirement Savings Plan, $3,059 in contributions to the medical and dental plan, $551 to the long-term disability plan, and $63,226 related to compensation paid to Mr. Domenech as a special bonus for the sale of a 70MW project in Europe in 2010. The latter amount represents travel and accommodation expenses for Mr. Domenech and his spouse and an amount MEMC paid for a tax gross-up related to such travel and accommodation expenses.

(9)
Amount shown includes $13,296 in contributions by MEMC to the MEMC Retirement Savings Plan and $20,592 of accrued paid time off payout.

(10)
Amount shown includes $15,181 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,377 of accrued paid time off payout.

(11)
Amount shown includes $14,382 in contributions by MEMC to the MEMC Retirement Savings Plan and $12,774 of accrued paid time off payout.

(12)
Amount shown includes $11,446 in contributions by MEMC to the MEMC Retirement Savings Plan, $53,846 of accrued paid time off payout and $349,615 of compensation for transition services.

(13)
Amount shown represents $39,800 in relocation reimbursement and $15,190 in contribution by MEMC to the MEMC Retirement Savings Plan.

(14)
These amounts were awarded for 2012, 2011 and 2010 under the Company's short term incentive plan for executive officers discussed above under "Compensation Discussion and Analysis."

Supplemental 2012 Summary Compensation Table

        The following table presents information on the compensation of our named executive officers during the periods presented using, in the "Stock Awards" column, the market value of the shares underlying the RSUs which vested during the respective year and, in the "Option Awards" column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of any stock options exercised during the respective year. The corresponding grant date fair value for the awards is shown in the above Summary Compensation Table. The other columns in the table are the same as those used in our Summary Compensation Table above. As reflected in the table below, none of our named executive officers have exercised any stock options during the past three years, because the vast majority of such options have been underwater during recent years.

        This table is not intended to be a substitute for the Summary Compensation Table shown above. However, we believe the table below provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value an executive receives on vesting/exercise. Please see the table "Outstanding Equity Awards at Fiscal Year-End" below for a list of each named executive officer's outstanding equity awards and their vesting/exercisable schedules.

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(14)	Non-Equity Incentive Plan Compensation Award ($)		All Other Compensation ($)		Total ($)
Ahmad Chatila	2012	$750,000	$0	$71,250		$0	$810,000	$0		$142,846	(5)	$1,774,096
President and Chief	2011	$750,000	$0	$246,563		$0	$207,000	$0		$4,900	(7)	$1,208,463
Executive Officer	2010	$750,000	$0	$234000		$0	$510,000	$48,000	(4)	$4,900	(7)	$1,546,900
Brian Wuebbels	2012	$365,385	$0	$29,500		$0	$271,200	$0		$14,066	(7)	$680,151
Executive Vice President and Chief Financial Officer(6)
Carlos Domenech	2012	$425,000	$81,584	$336,016		$0	$275,400	$0		$18,011	(7)	$1,136,011
Executive Vice President;	2011	$418,269	$519,589	$1,196,045	(15)	$0	$72,000	$0		$14,700	(7)	$2,220,603
President, Solar Energy	2010	$400,000	$0	$1,296,273	(15)	$0	$283,200	$0		$76,636	(8)	$2,056,109
Shaker Sadasivam	2012	$418,200	$0	$0		$0	$287,700	$0		$33,888	(9)	$739,788
Executive Vice President;	2011	$409,231	$0	$71,325		$0	$91,500	$0		$30,558	(10)	$602,614
President, Semiconductor	2010	$400,000	$0	$49,463		$0	$244,200	$0		$27,156	(11)	$720,819
Materials
David Ranhoff	2012	$365,400	$0	$0		$0	$240,300	$0		$15,500	(7)	$621,200
Senior Vice President;
Sales & Marketing
Mark Murphy	2012	$184,615	$0	$0		$0	$0	$0		$414,908	(12)	$599,523
Former Senior Vice	2011	$392,308	$0	$0		$0	$65,400	$0		$54,990	(13)	$512,698
President and Chief Financial Officer(1)(6)

(1)
Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan. Mr. Murphy joined MEMC as Senior Vice President and Chief Financial Officer in January 2011 and resigned from MEMC in May 2012, and his cash compensation for those years represents only these partial year earnings.

(2)
For Mr. Domenech in 2011, this amount represents earnout consideration Mr. Domenech received in connection with the acquisition of SunEdison in November 2009. For Mr. Domenech in 2012, $3,661 represents earnout consideration Mr. Domenech received in connection with the SunEdison acquisition and $77,933 represents the first installment of the 2012 Downstream Solar Project Bonus award of $233,800 discussed above under "Compensation Discussion and Analysis".

(3)
All option awards for these years were non-qualified stock options under the Company's 2001 Equity Incentive Plan or the 2010 Equity Incentive Plan. In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from these awards within the applicable year. The "Stock Awards" column reflects the market value of the shares underlying the RSUs which vested during the respective year.

(4)
For Mr. Chatila in 2010, in addition to his 68% of corporate performance incentive plan earnings, the Committee also awarded a 6.4% discretionary payment ($48,000) for the progress Mr. Chatila made on several strategic initiatives including the successful integration of the SunEdison and Solaicx acquisitions, the building of his senior executive team and positioning the Company for 2011.

(5)
Amount shown represents $137,846 in relocation expenses and $5,000 in contribution by MEMC to the MEMC Retirement Savings Plan.

(6)
Mr. Murphy resigned from MEMC effective May 16, 2012, at which time, Mr. Wuebbels became the Company's Executive Vice President and Chief Financial Officer. At that time, Mr. Wuebbels also assumed the role as principal financial officer and principal accounting officer of the Company for SEC reporting purposes.

(7)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(8)
Amount shown includes $9,800 in contribution by MEMC to the MEMC Retirement Savings Plan, $3,059 in contributions to the medical and dental plan, $551 to the long-term disability plan, and $63,226 related to compensation paid to Mr. Domenech as a special bonus for the sale of a 70MW project in Europe in 2010. The latter amount represents travel and accommodation expenses for Mr. Domenech and his spouse and an amount MEMC paid for a tax gross-up related to such travel and accommodation expenses.

(9)
Amount shown includes $13,296 in contributions by MEMC to the MEMC Retirement Savings Plan and $20,592 of accrued paid time off payout.

(10)
Amount shown includes $15,181 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,377 of accrued paid time off payout.

(11)
Amount shown includes $14,382 in contributions by MEMC to the MEMC Retirement Savings Plan and $12,774 of accrued paid time off payout.

(12)
Amount shown includes $11,446 in contributions by MEMC to the MEMC Retirement Savings Plan, $53,846 of accrued paid time off payout and $349,615 of compensation for transition services.

(13)
Amount shown represents $39,800 in relocation reimbursement and $15,190 in contribution by MEMC to the MEMC Retirement Savings Plan.

(14)
These amounts were awarded for 2012, 2011 and 2010 under the Company's short term incentive plan for executive officers discussed above under "Compensation Discussion and Analysis."

(15)
Amount shown represents the gain from the vesting of restricted stock units that were issued to Mr. Domenech as part of the contingent consideration in connection with the acquisition of SunEdison in November 2009.

        The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2012. The non-equity incentive plan awards disclosed below are part of the 2012 Annual Incentive Plan described in greater detail in Compensation Discussion and Analysis, above. Early in 2012, the Compensation Committee established corporate performance measures and personal performance measures for each of the named executive officers. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of those measures. After the end of 2012, the Compensation Committee met to review performance and payments were made to each of the named executive officers based on a combination of partial achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation". For additional information concerning the equity awards set forth in the table below, see "Compensation Discussion and Analysis—Long Term Incentives", above.

Grants of Plan Based Awards

							All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ahmad Chatila	3/20/2012	$472,500	$937,000	$1,875,000
	4/25/2012				200,000	(3)				$690,000
	4/25/2012						350,000		$3.45	$635,110
	4/25/2012						750,000	(3)	$3.45	$1,210,000
Brian Wuebbels(2)	3/20/2012	$152,000	$300,000	$600,000
	4/25/2012				6,250					$21,563
	4/25/2012						12,500		$3.45	$22,683
	5/16/2012				50,000					$106,500
	5/16/2012						300,000		$2.13	$336,090
	7/24/2012						120,000	(4)	$1.76	$79,600
	9/18/2012						148,000	(4)	$3.27	$232,360
Carlos Domenech	3/20/2012	$161,500	$318,750	$637,500
	4/25/2012						250,000		$3.45	$453,650
	7/24/2012						160,000	(4)	$1.76	$106,133
	9/18/2012						197,000	(4)	$3.27	$309,290
Shaker Sadasivam	3/20/2012	$161,272	$318,300	$636,600
	4/25/2012						250,000		$3.45	$453,650
	7/24/2012						200,000	(4)	$1.76	$132,667
	9/18/2012						246,000	(4)	$3.27	$386,220
David Ranhoff	3/20/2012	$140,904	$278,100	$556,200
	4/25/2012						200,000		$3.45	$362,920
	6/05/2012				50,000					$77,000
	7/24/2012						160,000	(4)	$1.76	$106,133
	9/18/2012						197,000	(4)	$3.27	$309,290
Mark Murphy(2)	3/20/2012	$152,000	$300,000	$600,000
	4/25/2012						225,000		$3.45	$408,285

(1)
Represents the fair value of the stock and option awards on the grant date. For information on the assumptions used to calculate the fair value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These amounts do not correspond to the actual value that may be realized by the named executive officer upon vesting or exercise of such award.

(2)
Mr. Murphy resigned from MEMC effective May 16, 2012, at which time, Mr. Wuebbels became the Executive Vice President and Chief Financial Officer of MEMC.

(3)
The restricted stock unit and stock option grants to Mr. Chatila on April 25, 2012 are performance based and will vest, if at all, based on certain performance criteria.

(4)
The stock option grants made on July 24, 2012 and September 28, 2012 are performance based grants that will vest, if at all, in 33% increments if MEMC's stock achieves certain target market prices. The option expires on the tenth anniversary of the grant date, provided that if the target market prices are not achieved by the fifth anniversary of the grant date, the option will be cancelled.

Employment Agreements

        Mr. Chatila.    Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company. The initial term of the employment agreement ends March 2, 2013, and automatically renews for one-year periods unless either party gives notice of its intention not to renew. The agreement provides that so long as Mr. Chatila is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the employment agreement, Mr. Chatila's base salary was set at $750,000 per year, subject to annual review and increase by the Board. Mr. Chatila's short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 set for 2009. The Committee anticipates that Mr. Chatila's annual bonuses will be based on the Company's overall financial performance, the Company's achievement of certain strategic objectives, Mr. Chatila's achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Chatila. In lieu of a relocation allowance, the Company paid to Mr. Chatila a sign-on and transition bonus of $600,000, subject to repayment in whole or in part if he terminated his employment within two years.

        In January 2010, Mr. Chatila and the Company agreed to amend his employment agreement to remove the guaranteed $500,000 bonus for 2009. The Board of Directors of the Company subsequently decided, in its discretion, to allocate $500,000 (the amount which otherwise would have been required to be paid to Mr. Chatila as his 2009 minimum annual incentive award) to training programs dedicated to the approximately 450 employees affected by the Company's 2009 restructuring. During 2009, Mr. Chatila also voluntarily agreed to reduce his guaranteed severance under the employment agreement from two years to one year, subject to the execution of a general release and waiver.

        In addition, pursuant to the employment agreement, the Company granted to Mr. Chatila, as of his starting date of March 2, 2009, three separate stock options at an exercise price equal to $13.42, the closing market price of MEMC stock on the March 2, 2009 grant date: (i) an option to purchase up to 750,000 shares of common stock ("Sign-On Option"), vesting 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date; (ii) an option to purchase 750,000 shares of common stock ("Service Option"), vesting ratably on an annual basis over four years commencing on the first anniversary of the grant date; and (iii) an option to purchase 200,000 shares of common stock ("Performance Option"), vesting on the fourth anniversary of the grant date if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The Performance Option also provides for an early vesting of 80,000 of these performance-based options at the end of three years if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. The Performance Option expired on March 2, 2013, the fourth anniversary of the grant date, since the performance criteria were not met. The Company also granted to Mr. Chatila 75,000 RSUs which shall vest ratably on an annual basis over four years commencing on the first anniversary of the grant date. These equity based awards were issued pursuant to and governed by the Company's 2001 Equity Incentive Plan. As part of the employment agreement, Mr. Chatila agreed to comply with any reasonable stock ownership or stock retention guidelines as may be adopted by the Board of Directors.

In August 2010 and 2011, Mr. Chatila purchased 51,227 shares and 16,000 shares, respectively, and in November 2012, he purchased an additional 83,682 shares of MEMC common stock in open market transactions, and he continues to own these shares.

        All equity grants to Mr. Chatila are subject to "double trigger" accelerated vesting in the event of a change in control and Mr. Chatila's subsequent termination by the Company without cause or by him for good reason within two years after such change in control. The employment agreement provides for certain payments upon the involuntary termination of Mr. Chatila's employment without cause (other than by reason of his death or disability) or Mr. Chatila's voluntary termination for good reason during his employment term, including that if such involuntary termination by the Company or voluntary termination for good reason by Mr. Chatila occurs within the first two years of his employment with the Company, the employment agreement provides for acceleration of one-fourth of each of the Sign-On Option, Service Option and RSUs.

        Either party can terminate Mr. Chatila's employment agreement. In the event of Mr. Chatila's involuntary termination without cause (other than by reason of death or disability) or Mr. Chatila's voluntary termination for good reason during the employment term, he is entitled to, upon execution of a general release and waiver:

  •
  His base salary through the date of termination;

  •
  His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid, in a lump sum payment within 30 days after his date of termination;

  •
  Subject to the execution by Mr. Chatila of a general release and waiver, the continuation of Mr. Chatila's base salary for a year beginning on the date of termination;

  •
  Continued health care coverage under the Company's group health care plan through the end of the severance period; and

  •
  A pro rata portion of the earned amount of his Annual Bonus for the year in which the date of termination occurs.

        Mr. Domenech.    Mr. Domenech had an employment agreement with NVT, LLC, a wholly owned subsidiary of SunEdison, prior to our acquisition of SunEdison in 2009. In connection with that acquisition, we entered into an amendment to that employment agreement, effective upon the closing of the acquisition. The term of the amended agreement was from November 20, 2009 until December 31, 2012 or his earlier termination. Mr. Domenech's employment agreement terminated in accordance with its terms on December 31, 2012 and Mr. Domenech continues as an at-will employee of the Company. The following is a description of the material terms of his employment agreement which was in effect during 2012. The agreement provided that Mr. Domenech was to receive a base salary of $425,000, and a short term incentive target bonus set at 75% of salary with a maximum incentive bonus set at 150% of his base salary. The agreement provided for a bonus of $2,727,046 to be paid to him at the closing of the SunEdison acquisition in 2009 under the MEMC Cash Bonus Plan (adopted to retain certain SunEdison employees). He also received 425,047 restricted stock units in connection with the acquisition of SunEdison. During the term of the agreement and for a period of three years after his termination of employment, Mr. Domenech agreed not to become employed by or render material consulting or business advice with respect to any business which competes with the Company in its business field anywhere in the U.S., Canada and Europe. He also agreed not to solicit any employees or customers of the Company during the term of the agreement and for a period of three years thereafter.

        The employment agreement included termination provisions applicable in the event of a "for cause" or "without cause" termination by the Company and a "for good reasons" or "without good reason" termination by Mr. Domenech. In the event of a termination "without cause" or a "for good reason" termination, Mr. Domenech would have been entitled to severance equal to his base salary for one year from the effective date of termination, payable over time in accordance with the Company's ordinary payroll practices, COBRA benefits, his pro-rated incentive bonus, accelerated vesting of 100% of the then-remaining unvested restricted stock units subject to time-based vesting, accelerated vesting of any earned units granted to him subject to performance-based vesting, and payment of the equivalent amount of cash equal to the unpaid bonus pool payments under the MEMC Cash Bonus Plan (adopted in connection with the acquisition of Sun Edison, if any) when and if such payments are made under the MEMC Cash Bonus Plan.

        None of our other named executive officers has an employment agreement with MEMC. All of our named executive officers are employees at will, including Mr. Chatila and Mr. Domenech.

        The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(14)	Grant Date of Stock Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ahmad Chatila	562,500	187,500	(3)		13.42	3/2/2019	3/2/2009	18,750	(9)	$60,188
	375,000	375,000	(4)		13.42	3/2/2019	4/25/2012	200,000	(10)	$642,000
		200,000	(5)		13.42	2/2/2019
	—	350,000	(3)		3.45	4/25/2022
	—	750,000	(6)		3.45	4/25/2022
Brian Wuebbels(2)	25,000	—			55.74	8/13/2017	1/23/2008	563 (11)		$1,807
	25,000	—			55.74	8/13/2017	7/22/2008	1,125	(11)	$3,661
	2,500	—			69.84	1/23/2018	10/15/2009	12,500	(12)	$40,125
	5,000	—			51.63	7/22/2018	2/8/2010	12,500	(12)	$40,125
	15,000	5,000	(3)		13.43	1/20/2019	4/27/2011	5,000	(12)	$16,050
	7,500	17,500	(7)		15.99	4/20/2020	4/25/2012	6,250	(9)	$20,063
	4,000	36,000	(7)		11.63	4/27/2021	5/16/2012	50,000	(9)	$160,500
	—	12,500	(3)		3.45	4/25/2022
	—	300,000	(3)		2.13	5/16/2022
	—	120,000	(8)		1.76	7/24/2022
	—	148,000	(8)		3.27	9/18/2022
Carlos Domenech	19,370	174,330	(7)		11.63	4/27/2021
	—	250,000	(3)		3.45	4/25/2022
	—	160,000	(8)		1.76	7/24/2022
	—	197,000	(8)		3.27	9/18/2022
Shaker Sadasivam	3,025	—			8.09	7/26/2014	1/23/2008	2,500	(11)	$8,025
	6,250	—			9.43	10/27/2014	4/20/2010	40,000	(12)	$136,425
	6,250	—			11.63	2/16/2015
	20,000	—			17.65	7/26/2015
	9,150	—			25.66	1/25/2016
	9,300	—			29.73	7/25/2016
	15,000	—			45.70	1/24/2017
	20,000	—			58.31	7/24/2017
	20,000	—			69.84	1/23/2018
	93,750	31,250	(3)		13.43	1/20/2019
	75,000	25,000	(3)		15.71	10/15/2019
	15,330	137,970	(7)		11.63	4/27/2021
	—	250,000	(3)		3.45	4/25/2022
	—	200,000	(8)		1.76	7/24/2022
	—	246,000	(8)		3.27	9/18/2022
David Ranhoff	52,500	122,500	(7)		11.17	9/15/2020	7/1/2010	41,695	(13)	$133,841
	9,680	87,120	(7)		11.63	4/27/2021	6/5/2012	50,000	(9)	$160,500
	—	200,000	(3)		3.45	4/25/2022
	—	160,000	(8)		1.76	7/24/2022
	—	197,000	(8)		3.27	9/18/2022
Mark Murphy(2)	—	—			—	—		—		—

(1)
Based on the Company's closing stock price on December 31, 2012 of $3.21.

(2)
Mr. Murphy resigned from MEMC effective May 16, 2012, at which time, Mr. Wuebbels became the Executive Vice President and Chief Financial Officer of MEMC. As a result of his resignation, all previously granted and unexercised or unvested options terminated 90 days after his termination date.

(3)
The stock options vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(4)
The stock options vest in increments of 50% on the third and the fifth anniversaries of the grant date.

(5)
The stock options vest on the fourth anniversary of the grant date if certain performance criteria are met.

(6)
The stock options are performance based options that will vest, if at all, in 33% increments on April 25, 2014, April 25, 2015 and April 25, 2016, if certain performance criteria are met.

(7)
The stock options vest in increments of 10%, 20%, 30% and 40% over four years commencing on the first anniversary of the grant date.

(8)
The stock option grants made on July 24, 2012 and September 28, 2012 are a performance based grants that will vest, if at all, in 33% increments if MEMC's stock achieves certain target market prices. The option expires on the tenth anniversary of the grant date, provided that if the target market prices are not achieved by the fifth anniversary of the grant date, the option will be cancelled.

(9)
The RSUs vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(10)
The RSUs vest over two years, if at all, based on certain performance criteria.

(11)
The RSUs vest in increments of 50% on the third and the fifth anniversaries of the grant date.

(12)
The RSUs vest in increments of 50% on the third and the fourth anniversaries of the grant date.

(13)
Mr. Ranhoff joined MEMC on July 1, 2010 in connection with the acquisition of Solaicx. In connection with the merger consideration paid to Solaicx shareholders, Mr. Ranhoff received 41,695 restricted stock units which are performance based and vest, if performance objectives are achieved and Mr. Ranhoff is still employed by MEMC, on July 1, 2011. The former Solaicx shareholders are disputing whether those performance milestones have been met.

(14)
The grant date of all stock option awards is ten years prior to the expiration date.

        The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2012 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ahmad Chatila	—	N/A	18,750	$71,250
Brian Wuebbels	—	N/A	12,500	$29,500
Carlos Domenech	—	N/A	104,678	$336,016
Shaker Sadasivam	—	N/A	—	—
David Ranhoff	—	N/A	—	—
Mark Murphy	—	N/A	—	—

Equity Compensation Plans

        The following table gives information about the Company's common stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2012.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders	25,679,566 shares of common stock	(3)	$6.12	5,103,021 shares of common stock	(4)
Equity compensation plans not approved by security holders	0 shares of common stock		—	—

Total	25,679,566 shares of common stock		$6.12	5,103,021 shares of common stock

(1)
Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)
Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)
Includes 4,268,447 shares of MEMC common stock that may be issued upon vesting of restricted stock units.

(4)
These shares are issuable under MEMC's 2010 Equity Incentive Plan.

Pension Plan

        MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Effective December 31, 2011, the plan was further amended to freeze the accrued benefit for employees who met one of the two criteria. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan. Each of Messrs. Chatila, Wuebbels, Murphy, Ranhoff and Domenech commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC Supplemental Executive Pension Plan (the "MEMC SEPP").

        The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant's "average total earnings" (as defined below) up to one-half of the Social Security wage base plus 12% of the participant's average total earnings over one-half of the Social Security wage base, multiplied by the participant's years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the "Basic Formula"). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

        Employees who were participants in our former Pension Plan for Salaried Employees (the "Salaried Plan"), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant's average total earnings multiplied by the participant's years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company ("Monsanto"), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant's "average total earnings" instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant's age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, "average total earnings" means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. "Earnings" means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, "earnings" utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

        Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2008 is $185,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2008 was $230,000. The MEMC SEPP, a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant's retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

        The following table (Pension Plan Table (1)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
$150,000	$31,500	$42,000	$52,500
$175,000	$36,750	$49,000	$61,250
$200,000	$42,000	$56,000	$70,000

        The following table (Pension Plan Table (2)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
$150,000	$9,000	$18,000	$27,000
$175,000	$10,500	$21,000	$31,500
$200,000	$12,000	$24,000	$36,000

        Dr. Sadasivam is eligible for the 1.2% formula shown in Pension Plan Table (2). Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496.

        The table below shows the present value of accumulated benefits payable to each of the named executive officers that participates in the MEMC Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Shaker Sadasivam	MEMC Pension Plan	8.3	110,058	0

        MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

        In 2012, the Compensation Committee was comprised of Peter Blackmore, James B. Williams, Marshall C. Turner (effective June 1, 2012), Michael McNamara (until May 25, 2012), William E. Stevens (until December 31, 2012) and Antonio Alvarez (effective October 25, 2012). None of the directors comprising the Compensation Committee during 2012 is or has been an officer or employee of MEMC or any of its subsidiaries at the time they served on the Compensation Committee, nor has any member been a party to any transaction in 2012 required to be disclosed pursuant to Item 404 of Regulation S-K (transactions with related persons).

Section 16(a) Beneficial Ownership Reporting Compliance

        To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the SEC, were made on a timely basis in fiscal 2012.

CERTAIN TRANSACTIONS

        In 2012, the Company did not have any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person under Item 404 of Regulation S-K (directors, executive officers or greater than five percent stockholders) had or will have a direct or indirect material interest. Our Audit Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. All transactions between the Company and any related person (as contemplated by Regulation S-K Item 404)—as well as all transactions and potential conflict of interest situations involving any member of the Board of Directors or senior management—are subject to the review and approval of the Audit Committee. In addition, our Audit Committee provides independent oversight of compliance with the Company's Business Code of Conduct, which includes provisions requiring our directors, officers and other employees to avoid relationships, influence or activities that could cause conflicts of interest that would violate our Business Code of Conduct.

ITEM NO. 2—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

        Under an amendment to the Securities Exchange Act of 1934 adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), stockholders are able to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of the named executive officers (an "Advisory Vote on Compensation"). At the 2012 Annual Meeting of Stockholders, more than 92% of the shares voted were cast in support of the Company's executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "say-on-pay"). We plan to hold this vote annually.

        As described more fully in "Compensation Discussion and Analysis" and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives in order to support our business strategy, achieve our short and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

Our Compensation Program

        We urge you to read the "Compensation Discussion and Analysis" section of this Proxy Statement and the tables and narrative for the details on the Company's executive compensation, including the 2012 compensation of our named executive officers. Highlights of our executive compensation programs include the following:

  •
  Management continued to implement the actions initiated in 2011 to restructure and better align operations to current and expected business conditions. As part of the restructuring efforts, on September 4, 2012 the Company executed two settlement agreements with Evonik to settle disputes arising from the early termination of two take-or-pay supply agreements related to the Merano, Italy polysilicon facility shuttered as part of the 2011 restructuring. In furtherance of the Company's strategy to manage cash flow and liquidity risks, the Company closed on a $200.0 million second lien term loan during the 2012 third quarter. Additionally, the Company gained market share across all semiconductor wafer diameters. The Company also increased the number of solar PV systems completed from 283 MW in 2011 to 430 MW in 2012, and in 2012, raised over $2.3 billion dollars of non-recourse capital for its SunEdison projects.

  •
  The Company targets total direct compensation (consisting of base salary, annual cash incentives and long-term incentive grant values) for executives between the 50th and 75th percentile of our competitive peer group. Typically, our named executives will achieve the upper end of this range only when the Company delivers strong operating performance as measured by revenue, operating income and free cash flow.

  •
  For three consecutive years, our CEO, Mr. Chatila, has requested that he not receive any base pay adjustments (and he did not received any base pay adjustment in any of those years). In March 2013, the Compensation Committee increased Mr. Chatila's base salary to $800,000, effective April 1, 2013.

  •
  A significant portion of our executives' total compensation is considered to be at risk or performance-based. In the case of our named executive officers, including the CEO, base pay in a typical year will represent approximately 20-33% of total compensation. The balance of compensation will be "performance based", made up of annual incentive awards paid in cash and long-term incentive grants which are typically paid in stock options and restricted stock units. It should be noted, however, that in 2010 and 2011 this percentage of base pay for the CEO was higher due to Mr. Chatila receiving a lower than target annual incentive award and receiving no long-term incentive grant.

  •
  Each of our executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

        The Compensation Committee discharges many of the Board's responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Compensation Committee has, over the last five years, among other things, taken the following actions:

  •
  For fiscal years 2009-2012, typically paid executive bonuses below target levels;

  •
  In fiscal year 2010, held all but one executive salary at their 2009 levels as part of our broad set of cost containment measures, which affected all worldwide employees;

  •
  Utilized stock options, including stock options based on certain Company performance metrics, as the primary vehicle for long-term incentive grants;

  •
  Revised and approved new financial metrics and targets used in our short-term incentive plan, tying at least 80% of our executives' bonuses to Company performance;

  •
  Maintained our policy of not providing any perquisite compensation to our executive officers; and

  •
  Regularly analyzed the Company's peer group for purposes of benchmarking executive compensation.

        The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

          RESOLVED, that the Company's stockholders approve the compensation of the Company's named executive officers as described in this Proxy Statement, including the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures.

        The opportunity to vote on Item No. 2 is required under the securities laws. However, as an advisory vote, the vote on Item No. 2 is not binding on the Company. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as described in this Proxy Statement.

 ITEM NO. 3.—RATIFICATION OF SELECTION OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2013

        The Audit Committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013.

        KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2012. A representative of KPMG LLP will be present at the 2013 Annual Stockholders' Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

        Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 ITEM NO. 4—APPROVAL OF AN AMENDMENT TO
OUR 2010 EQUITY INCENTIVE PLAN TO INCREASE
THE NUMBER OF SHARES AVAILABLE FOR GRANT
UNDER THE PLAN

        In March 2013, our Board of Directors approved an amendment to MEMC's Amended and Restated 2010 Equity Incentive Plan (the "2010 Plan"). The amendment, subject to stockholder approval, would increase by 16,500,000 the number of shares of common stock available for grant of awards under the 2010 Plan. The Board directed that this amendment be presented for approval at MEMC's 2013 Annual Stockholders' Meeting. If stockholders do not approve this amendment, the total number of shares authorized under the 2010 Plan will remain unchanged.

  Purpose of the Plan and Plan Amendment

        The purpose of the 2010 Plan is to promote the interests of MEMC and its stockholders by providing the directors, employees, prospective employees and consultants of MEMC and its subsidiaries with an appropriate incentive to enter and continue in the service and employ of MEMC and to improve the growth and profitability of MEMC. The 2010 Plan became effective in February 2010 and was amended and restated effective as of April 4, 2012 after receiving stockholder approval for a one-time option exchange for non-executive employees at our 2012 Annual Meeting of Stockholders. The maximum number of shares originally available for grant under the plan was 15,000,000 shares of common stock plus 9,682,804 shares that were available for issuance under the 2001 Equity Incentive Plan and were rolled into the 2010 Plan. As of March 20, 2013, 4,701,459 shares remain available for future awards under the plan, or approximately 2% of total shares outstanding.

        The Board believes that making additional shares available for grant is in the best interests of the Company's stockholders, because it will allow the Company to continue to align the interests of employees with stockholders by granting long term incentives (through stock options and stock awards). The Company believes that it has demonstrated responsible stewardship of the 2010 Plan by maintaining net option grants (option grants less option forfeitures and terminations) over a three-year period that is less than the average of our peer group and most institutional advisors' guidelines.

Summary of the Material Provisions of the 2010 Plan, as amended by the Plan Amendment

        The Compensation Committee of the Board of Directors administers the 2010 Plan. The 2010 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and performance stock units. Individuals who are directors of, employees of, prospective employees of, or consultants to MEMC or a subsidiary of MEMC are eligible to receive awards under the 2010 Plan. The Compensation Committee has discretion to, among other things:

  •
  Determine whether to grant incentive options, non-qualified stock options, restricted stock, performance stock units or a combination thereof;

  •
  Select the directors, employees and consultants to whom awards are made;

  •
  Establish the timing, pricing, amount, vesting and other terms and conditions of each award;

  •
  Adopt, amend and rescind rules and regulations relating to the 2010 Plan;

  •
  Construe and interpret the 2010 Plan and award agreements; and

  •
  Make all other determinations necessary or advisable for the administration of the 2010 Plan.

        The Compensation Committee's decisions pertaining to the interpretation, construction and application of the 2010 Plan are final and binding. Notwithstanding the Compensation Committee's broad authority under the 2010 Plan, MEMC is prohibited from repricing stock options without stockholder approval because:

  •
  NYSE rules prohibit repricing stock options without stockholder approval unless the plan expressly authorizes such repricings; and

  •
  MEMC's 2010 Plan does not expressly reserve such repricing authority for the Compensation Committee without stockholder approval.

        The 2010 Plan also provides that except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval.

        Shares of common stock issued under the 2010 Plan may be authorized but unissued shares, treasury shares or any combination thereof. If any award granted under the 2010 Plan terminates or expires prior to its exercise, the shares covered by the award will again be available for grant under the plan.

        The closing price of MEMC common stock on March 20, 2013, as reported on the New York Stock Exchange was $4.64 per share. As of March 20, 2013, there were eight non-employee directors and approximately 5,600 employees and consultants who were potentially eligible to participate in the 2010 Plan.

Types of Awards

        Set forth below is a description of the types of awards that may be granted under the 2010 Plan.

Incentive Stock Options to Eligible Employees

        Under the 2010 Plan, the Compensation Committee may grant incentive stock options to eligible employees of MEMC or its subsidiaries. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee on the date of grant which shall not be less than the fair market value of a share of common stock on that date. The aggregate fair market value (determined on the date of grant) of the common stock subject to incentive stock option awards to an individual grantee which are first exercisable during any calendar year may not exceed $100,000 during any calendar year. The minimum purchase price for any incentive stock option will be 110% of fair market value for any grantee who owns more than 10% of the voting power of MEMC. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

        Incentive stock options must be exercised before expiration or termination, which is up to ten years after the date of grant (except for awardees owning more than 10% of the voting power of MEMC, in which case the expiration period is up to five years after the date of grant). Unless otherwise provided by the Compensation Committee, all incentive stock options become immediately vested following a change in control of MEMC if the participant's employment is terminated without "cause" or by the participant for "good reason" (each as defined in the plan) within two years after the change in control.

        Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including "cashless exercise" involving a broker or dealer approved by the Compensation Committee.

Non-qualified Stock Options

        Under the 2010 Plan, the Compensation Committee may grant non-qualified stock options to eligible employees, prospective employees, non-employee directors and consultants. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee which shall not be less than the fair market value of a share of common stock on the date of grant. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

        Non-qualified stock options must be exercised before expiration or termination, which is up to ten years after the date of grant. Unless otherwise provided by the Compensation Committee, all non-qualified stock options become immediately vested following a change in control of MEMC if the participant's employment is terminated without "cause" or by the participant for "good reason" (each as defined in the plan) within two years after the change in control.

        Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including "net exercise" involving a broker approved by the Compensation Committee.

Performance Unit Awards

        Under the 2010 Plan, the Compensation Committee may grant performance unit awards to eligible employees, prospective employees, non-employee directors and consultants, and establish the related performance periods under such awards, subject to certain limitations as outlined by Section 162(m) of the Code. The Compensation Committee will establish indicators of performance applicable to the relevant performance period, with a minimum period of one year at the time of grant. The number of shares paid in settlement of the performance unit awards will be determined based on the fair market value of shares on the date of settlement of the awards. The Compensation Committee may make downward adjustments in performance unit awards to grantees.

        In the event a grantee is involuntarily terminated without "cause" or terminates employment due to death, disability or retirement, after completing at least 50% of the performance period for an award, the grantee will be entitled to a pro rata portion of the award if the indicators of performance are met at the time of termination.

        All performance unit awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Compensation Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee's death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee's termination of employment by the Company without "cause" or by the grantee with "good reason"; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

Restricted Stock

        The Compensation Committee may award restricted stock under the 2010 Plan to eligible employees, prospective employees, non-employee directors and consultants pursuant to an award agreement. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation Committee, including forfeiture conditions and restrictions against transfer for a specified period. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation Committee, but no restrictions will lapse earlier than the first, or later than the tenth, anniversary date of the award.

        Restricted stock that is not vested at the time a grantee's director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

        The Compensation Committee may establish terms and conditions under which a grantee of a restricted stock award will be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which have been awarded but not yet paid. Subject to the terms of the 2010 Plan, the Compensation Committee may make all or any portion of shares awarded under a restricted stock award subject to a right of first refusal for any period of time set by the Compensation Committee at the time of the award.

        All restricted stock awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Compensation Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee's death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee's termination of employment by the Company without "cause" or by the grantee with "good reason"; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

Plan Benefits

        Because grants under the 2010 Plan are discretionary, the benefits or amounts that may be received by or allocated to each of the executive officers named in the Summary Compensation Table are not known. With respect to our non-employee directors, however, the current compensation program for directors described on page 20 of this Proxy Statement contemplates that each outside director will be awarded restricted stock units on an annual basis as of the date of our Annual Meeting of Stockholders. The following table sets forth what all of the outside directors would receive in the aggregate under the 2010 Plan for 2013 (based on our common stock price on March 20, 2013):

2010 Equity Incentive Plan, as Amended

Name and Position	Dollar Value ($)	Number of Restricted Stock Units
Non-Executive Director Group(1)	$1,295,952	279,300

(1)
The non-executive director group consists of eight directors, however Mr. Tesoriere has advised the Company that he will waive all compensation, including equity awards, from the Company for his service on the Board of Directors. As such, the above table is calculated using seven directors in the non-executive director group.

Additional Information

  Death or Termination of Employment of Employees

        Subject to the provisions of the 2010 Plan, the Compensation Committee may make provisions in its discretion concerning exercise or lapse of options on death or termination of employment. No such provision, however, may extend the term of an option, or permit an option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

        Subject to the provisions of the 2010 Plan and pursuant to the Code, no incentive stock option may be exercisable as an incentive stock option after the date which is three months following a grantee's termination of employment for any reason other than disability or death, or twelve months following a grantee's termination of employment by reason of disability. Following death, the executor, administrator or other person acquiring an incentive stock option by bequest or inheritance may exercise it at any time during its remaining term, provided the deceased grantee was an employee either at the time of his death or within three months prior to death.

        The effect of death or termination of employment on restricted stock awards will be as stated in the award.

  Change in Capitalization

        Subject to any required action by MEMC's stockholders, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of MEMC's common stock or the payment of an extraordinary stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration, the Compensation Committee will make adjustments to the number of shares subject to awards, and exercise prices, as the Compensation Committee may consider appropriate to prevent the enlargement or dilution of rights.

  Change in Control and Other Transactions

        The Compensation Committee may provide, but is not required to provide, that in the event MEMC experiences a "change in control", (i) any and all options granted under the 2010 Plan shall be immediately exercisable in full, (ii) any or all restricted stock awards made under the 2010 Plan shall be immediately payable in full, and (iii) any award agreement with respect to a performance unit award will terminate and be of no further force (with the amounts payable thereunder in such event as specified in the award agreement).

        A "change in control" is generally deemed to mean:

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  any sale or other transfer (in one transaction or a series of related transactions) of all of MEMC's assets;

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  the approval by MEMC's stockholders of any plan or proposal for liquidation or dissolution;

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  any person or group becomes the beneficial owner of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors;

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  the replacement of a majority of the Board of Directors over a two-year period which is not approved by a vote of at least a majority of the Board of Directors then still in office at the beginning of such period;

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  any person or group acquires the power to elect a majority of the Board of Directors; or

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  a merger or consolidation of MEMC with another entity in which holders of the common stock of MEMC immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

        In the event of (i) a dissolution or liquidation, (ii) a sale of all or substantially all of MEMC's assets, (iii) a merger or consolidation involving MEMC in which MEMC is not the surviving corporation or (iv) a merger or consolidation involving MEMC in which MEMC is the surviving corporation but the stockholders of MEMC receive securities of another corporation and/or other property, including cash, the Compensation Committee will, in its absolute discretion, have the power to provide for an appropriate exchange of an award, or cancel any award (whether or not then exercisable or vested), and in full consideration of such cancellation, pay in cash:

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  with respect to an option, the excess of the fair market value of securities and property (including cash) received by the holder of a share of common stock as a result of such event over the exercise price of such option; and

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  with respect to restricted stock and performance units (to the extent not in violation of Code Section 409A), the value, as determined by the Compensation Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of common stock as a result of such event.

  Other Terms

        Generally, without the Compensation Committee's consent, an individual's rights under a grant under the 2010 Plan may not be assigned or transferred except in the event of death.

        The 2010 Plan will remain in effect until terminated by the Compensation Committee. The 2010 Plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the 2010 Plan after February 21, 2020. The Compensation Committee may at any time amend, suspend or terminate the 2010 Plan. No amendment, suspension or termination, however, may adversely affect a grantee's rights under any previously granted award without the consent of the grantee.

  Certain Federal Income Tax Consequences

        The following is a description of the federal income tax consequences of grants of options, and awards of restricted stock and performance units under the 2010 Plan based on the Company's understanding of present federal tax laws, regulations and rulings, which may change, potentially with retroactive effect. The description is not intended to provide a comprehensive discussion of applicable tax issues and does not constitute tax advice. A participant should consult his or her tax adviser concerning the technical tax rules applicable to his or her awards under the 2010 Plan.

        Incentive Stock Options.    No income is realized by an optionee on the grant of an incentive stock option, and MEMC will not be entitled to a deduction at such time. If the optionee exercises an incentive stock option and does not dispose of the acquired shares of MEMC common stock within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the optionee at the time of exercise and MEMC will not be entitled to a deduction by reason of the exercise. The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price is tax preference income taken into account in computing the alternative minimum tax applicable to individuals. Upon disposition of the shares, the difference, if any, between the amount realized from the disposition and the optionee's basis (the amount paid upon exercise) will be taxed as a capital gain or a capital loss. However, if the optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise of the option, he or she will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. To the extent, and in the year, that an optionee recognizes ordinary income, MEMC may take a deduction. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be short-term or long-term capital gain, depending upon the period during which the optionee held such shares.

        Non-Qualified Stock Options.    Although an optionee will not recognize income upon the grant of a non-qualified stock option, if the optionee chooses to exercise his or her option, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the aggregate exercise price for such shares. If an optionee surrenders previously acquired shares to pay for a non-qualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee's income. The ordinary income recognized by the optionee with respect to the exercise of a non-qualified stock option will be subject to applicable tax withholding by MEMC. MEMC may take a deduction equal to the amount that an optionee recognizes as ordinary income. The optionee's tax basis in the shares of MEMC common stock received will equal the fair market value of such shares on the date of exercise. If the optionee disposes of shares acquired pursuant to the non-qualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. If an optionee holds shares for more than twelve months, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee's basis in the shares. If an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee's basis in the shares.

        Restricted Stock.    A grantee of restricted stock generally will not recognize taxable income upon the grant; but rather, will recognize ordinary income at the time the forfeiture provisions or restrictions on transfer imposed on the shares of MEMC common stock ("Restrictions") lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by the grantee with respect to restricted stock will be subject to applicable tax withholding by MEMC.

        A grantee may elect, pursuant to Section 83(b) of the Internal Revenue Code ("Code"), to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If a timely 83(b) election is made, the grantee includes in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the grantee. If the Section 83(b) election is made, the grantee's holding period for capital gains begins on the date of grant. If a Section 83(b) election is made and the grantee subsequently forfeits the restricted stock, the grantee may not deduct as a loss the amount previously included in gross income.

        A grantee's tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) he or she paid for the common stock and the amount of ordinary income recognized by the grantee as a result of making a Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the grantee's holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, MEMC will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a grantee with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the grantee sells the shares, the difference, if any, between the amount realized from the sale and the grantee's tax basis in the shares will be taxed as a capital gain or capital loss.

        Performance Unit Awards.    A participant generally will not recognize taxable income upon the grant of a performance unit award. Instead, the participant will recognize as ordinary income, and MEMC will have as a corresponding deduction, the fair market value of any common stock delivered in settlement of a performance unit award. The ordinary income the participant recognizes is subject to applicable tax withholding. A participant's tax basis in shares of common stock received will be the amount of ordinary income recognized by the participant. Upon selling the shares of MEMC common stock, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and his or her tax basis in the shares.

Recommendation of the Board:

        Our Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to the 2010 Equity Incentive Plan to increase the number of shares available for grant under the plan.

 ITEM NO. 5—APPROVAL OF AMENDMENTS TO
OUR RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS

        Consistent with its previously announced intentions, our Board of Directors unanimously approved a proposed amendment to the Company's Restated Certificate of Incorporation (the "Certificate") to declassify the Board of Directors and provide for the annual election of all directors (the "Declassification Amendment") as set forth below. The Board of Directors directed that the proposed amendment be considered and voted upon by the Company's stockholders at the 2013 Annual Meeting.

  The Declassification Amendment

        Article Fifth of our current Certificate divides the Board of Directors into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, and members of each class are elected to serve for staggered three-year terms.

        If the Declassification Amendment is approved by the stockholders, then commencing with the class of directors standing for election at the 2014 annual meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, all directors will stand for election for one-year terms. The Declassification Amendment would not shorten the term of a director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment (including those directors in Class III elected at this Annual Meeting) will hold office until the end of their three-year terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the Board of Directors to fill a vacancy or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.

  Reasons for the Declassification Amendment

        The Board of Directors remains committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the Board concluded that a classified board structure was in the best interests of the Company and its stockholders. A classified board structure generally provides continuity and stability of leadership since a majority of directors will have prior experience with, and knowledge of, the Company's business and strategy. A classified board structure may also enhance stockholder value in the event of an unsolicited takeover attempt by providing the board with additional leverage to negotiate on an arms-length basis with an entity seeking control of the Company. The Board recognizes, however, that many investors view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.

        At our 2012 Annual Meeting of Stockholders, our stockholders approved a non-binding stockholder proposal to eliminate the classified board. Accordingly, the Board again reviewed the classification provisions in the Certificate. While the Board believes that a classified board is beneficial to the Company and its stockholders for the reasons set forth in the Company's proxy statement for the 2012 Annual Meeting of Stockholders, the Board recognizes the sentiment of certain of its stockholders and a number of institutional investor groups in favor of annual election of directors. In light of these reasons, the Company's Board has determined that it will recommend the stockholders approve the amendments to the Certificate that will eliminate the Company's current classified Board structure.

        To implement this change, stockholders are being asked to vote in favor of the Declassification Amendment proposal. If the Declassification Amendment proposal is adopted by the holders of a majority of the Company's outstanding shares, it will become legally effective upon the filing with the Delaware Secretary of State of the certificate of amendment to the Company's Certificate. The Company would make that filing shortly after this Annual Meeting. If the Declassification Amendment proposal is not adopted, the Board of Directors will remain classified and approximately one-third of the Board of Directors will continue to stand for election in any given year pursuant to the Company's Certificate.

  Text of the Resolution Approving the Declassification Amendment

        For the foregoing reasons, the stockholders are asked to vote on the following resolution:

          RESOLVED, that Article FIFTH, paragraph 3(b) of the Company's Restated Certificate of Incorporation be amended as follows (additions are in italics, deletions are struck out):

            "(b) The Board of Directors shall consist of not less than five and not more than 15 directors, the exact number of directors to be determined as set forth in, or in the manner provided in, the by-laws of the Corporation. Until the election of directors at the 2016 annual meeting of stockholders, the Board of Directors ~~The directors~~ shall be divided into three classes, designated Class I, Class II and Class III, each of which ~~Each Class~~ shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as set forth in the next sentence, each class of directors shall be elected to a three-year term and the terms of each class shall be staggered so that only one class of directors is elected at each annual meeting of stockholders. At each annual meeting of stockholders beginning in 2014, successors to the class of directors whose terms expire at such annual meeting shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, the Board of Directors shall cease to be classified and the entire Board of Directors shall be subject to election at each annual meeting of stockholders. ~~The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1996 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~ A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            "Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; provided, however, that if any director then in office determines that any such vacancy on the Board of Directors shall be filled by the stockholders, such vacancy shall be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office (1) if appointed prior to the 2016 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the new directorship was created or the vacancy exists; or (2) if appointed at or following the 2016 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case, shall serve until such director's successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If no director remains in office, any vacancy may be filled by the stockholders. ~~Any director so elected by the Board of Directors or the stockholders to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.~~

            "Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 6 of Article Fourth hereof~~, and such directors so elected shall not be divided into classes pursuant to this Section 3(b) of Article Fifth unless expressly provided by such terms~~."

Recommendation of the Board

        The Board of Directors unanimously recommends that you vote FOR approval of the amendments to our Restated Certificate of Incorporation to declassify the Board of Directors.

 ITEM NO. 6—APPROVAL OF AN AMENDMENT TO
OUR RESTATED CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

        Our Board of Directors unanimously approved submitting to our stockholders a proposed amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to change the name of the Company from "MEMC Electronic Materials, Inc." to "SunEdison, Inc." The Board has declared this proposed amendment to be advisable and recommended that it be considered and voted upon by the Company's stockholders.

Reason for the Name Change

        MEMC is a global leader in the development, manufacture and sale of silicon wafers, and with the acquisition of SunEdison in 2009, we became a major developer and seller of photovoltaic energy solutions. Through SunEdison, our company is one of the world's leading developers of solar energy projects. Operating the Company under one name will help us create a more powerful brand name that is widely recognized across industries and around the world. The new name, SunEdison, Inc., will allow us to take full advantage of the strong worldwide brand that the SunEdison name currently enjoys. By focusing on building and maintaining one brand, rather than two, we can be more effective and focused on a shared result and leverage our collective experience and capabilities to build one singular, more powerful brand name that is widely recognized across industries and around the world.

Effects of the Name Change

        If the amendment proposal is adopted by the stockholders, the change of the Company's name will become effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware. The rights of stockholders holding currently outstanding stock certificates, and the number of shares represented by those certificates, will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates that bear the name "MEMC Electronic Materials, Inc.", nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold. Any new stock certificates issued after the name change becomes effective will bear the name "SunEdison, Inc."

        Our common stock is currently listed for trading on the New York Stock Exchange under the symbol "WFR". If the amendment is approved by the stockholders, our common stock will continue to be listed on the New York Stock Exchange, but the symbol under which our common stock will be traded will change to "SUNE". If stockholders adopt this name change amendment proposal, we will promptly file the amendment with the Delaware Secretary of State to amend the Certificate and the amendment will take effect upon such filing.

        For the above reasons, we request that you adopt the following resolution:

          RESOLVED, that Article FIRST of the Company's Restated Certificate of Incorporation be amended as follows:

            "FIRST: The name of the corporation is SunEdison, Inc."

Recommendation of the Board

        The Board of Directors unanimously recommends that you vote FOR the approval of the amendment to our Restated Certificate of Incorporation to change the name of the Company to SunEdison, Inc.

 ITEM NO. 7—STOCKHOLDER PROPOSAL:
SPECIAL SHAREOWNER MEETING RIGHT

        In December 2012, we received a proposal from a stockholder as further described below. Pursuant to Rule 14a-8(1)(1) of the Exchange Act, we will provide the name, address and number of Company securities held by the Proponent of this stockholder proposal upon receipt of a written or oral request. The Board disclaims any responsibility for the content of the proposal and the supporting statement of the stockholder, which are presented as received from the stockholder.

        This proposal requires an affirmative vote of the majority of shares present at the meeting to pass. Abstentions and broker non-votes have the effect of a vote against this proposal.

Resolution Proposed by Stockholder

        "Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

        This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board's current power to call a special meeting.

        Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 60% support at CVS, Sprint and Safeway.

        This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

        GMI/The Corporate Library, an independent investment research firm, expressed concern regarding our executive pay. Part of CEO Ahmad Chatila's annual bonus was based on our executive pay committee's subjective analysis. GMI said this practice was headed in the wrong direction. Previously Mr. Chatila was given a massive 1.7 million stock option package worth $14 million. Under our brand of corporate governance it may come as no surprise that the $14 million bonus contained absolutely no job performance requirements.

        We gave off-the-charts 95% support to the 2011 proposal to change to one-year terms for directors. Our corporate governance committee has since been out to lunch on this topic. This was under the leadership of Robert Boehlke who happened to get 43% in negative votes. Boehlke was thus ahead of Emmanuel Hernandez in negative votes. Mr. Hernandez, who was potentially overboarded, only received 36% in negative votes. On the topic of negativity, our shareholder returns were negative

49% (-) for one-year compared to the positive 25% (+) returns for the S&P 500. Moody's downgraded our debt rating.

        It appears that at our 2013 annual meeting that the following directors will test the waters for getting above or below 40% in negatives votes: William Stevens (corporate governance committee member), John Marren (our Chairman) and James Williams (involved with the Magellan Health Services bankruptcy). Mr. Williams also chaired our executive pay committee which may need an explanation.

        John Marren, Robert Boehlke (43% negative vote) and William Stevens had 11 years long-tenure. Director independence erodes after 10-years. GMI said long-tenured directors could form relationships that may hinder their ability to provide effective oversight. A more independent perspective would be a priceless asset for our board of directors.

        Please vote to protect shareholder value."

MEMC Board Statement in Opposition

        The Board has carefully considered the above stockholder proposal and believes that it is not in the best interests of our stockholders. The Board recommends a vote AGAINST the proposal for the following reasons:

        The Board believes that it is not in the best interests of all stockholders or the Company to enable holders of only 10% of the Company's outstanding common stock to have an unfettered right to call a special meeting of stockholders.

  •
  A special stockholder meeting should only be convened to address extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual stockholder meeting. The proposal contains no such constraints and would permit a small group of minority stockholders to use the extraordinary measure of calling a special meeting to cover any agenda item—including matters of interest only to the special interests of the moving stockholders. Such minority stockholders have no fiduciary or other duties to the other stockholders of the Company and so could presumably call a special meeting for any reason without having accountability to the rest of the stockholders or the Company. Implementation of this proposal would place substantial burdens on the Company and the rest of our stockholders, who would be forced to devote time and resources to evaluate and address those minority stockholder issues in order to ensure that the interests of all stockholders were considered and only those actions that are truly important to the Company and in the best interest of all stockholders were being approved and implemented.

  •
  Convening a meeting of stockholders is not an insignificant or inexpensive effort. Organizing and preparing for a special meeting imposes substantial legal and administrative costs on the Company and requires a significant commitment of time and focus from management, as well as the Board. Giving holders of as little as 10% of our outstanding common stock the unlimited power to call a special meeting at any time and with any frequency opens the door to potential abuse and waste of corporate resources. Preparing and conducting such special meetings of stockholders would distract the Board and management from their focus of operating the Company so as to maximize stockholder returns over the long term and short term. We believe that adopting this proposal presents a real risk of significant cost, management and Board distraction and diversion of resources. As a result, we believe this proposal would not be in the best interest of stockholders.

  •
  The Board believes that our existing mechanism for calling a special meeting is appropriate. Our governing documents provide that a special meeting may be called at any time by our Board, the

    Chairman of the Board or the majority of the holders of our common stock. This provision allows the Board to consider the interests of all of the stockholders and enables the directors or the Chairman of the Board to exercise their business judgment, consistent with their fiduciary obligations to all stockholders, in determining when it is in the best interest of the stockholders to convene a special meeting. This mechanism effectively safeguards the broader interests of all stockholders and the Company and reduces the risk that self-interested parties, who have no fiduciary duties or legal obligations to protect the interests of other stockholders, will be able to call a special meeting in order to serve their narrow purposes rather than those of the Company and the majority of its stockholders.

  •
  The Company maintains open lines of communication with large and small stockholders, financial analysts and stockholder advisory services regarding issues relating to the Company's business and corporate governance. Stockholders currently have several avenues to communicate their concerns to our management and Board of Directors, including confidential communications with the Chairman of the Audit Committee and Chairman of the Board. We also have procedures in place that allow stockholders to make recommendations for persons to serve on the Board of Directors. In fact, further to the recommendation of one such stockholder, the Board recently appointed the suggested nominee, Mr. Tesoriere, to fill a vacancy on the Board.

  •
  There are meaningful existing opportunities for our stockholders to raise matters at our annual meetings. Stockholders have frequently used our annual meetings to propose business and express concerns by making proposals through the shareholder proposal provisions of the proxy rules. We believe that annual stockholder meetings are the most appropriate forum for stockholders to submit such proposals. In the event there is truly an extraordinary matter that cannot wait until the next annual meeting, the Board or the Chairman of the Board—who are bound by fiduciary duties to act in the best interest of all stockholders—or a majority of the holders of our common stock may call a special meeting.

  •
  The Company is strongly committed to good governance practices and is keenly interested in the views and concerns of its stockholders. The Company's existing corporate governance mechanisms and its open lines of communication with stockholders ensure accountability to all stockholders while enabling the Board to protect the Company from hostile or abusive tactics. The Board believes that the need for adoption of this proposal should be evaluated in the context of the Company's overall corporate governance practices, which include:

  •
  a proposal in this proxy statement to declassify the Company's Board of Directors so that each director stands for election annually (subject to stockholder approval at this annual meeting);

  •
  a "majority" election provision in lieu of the Delaware statutory "plurality" vote for election of directors; and

  •
  no supermajority voting requirements for approval of various corporate matters that would render such approvals difficult.

    The Board believes that the combination of the majority vote requirement and the recommended declassified board structure provides an effective means of ensuring Board accountability and responsiveness to stockholder concerns. Accordingly, the Board does not believe that approval of this stockholder proposal is necessary or advisable at this time.

  •
  The Board does not believe that there is any merit to the Proponent's contention that the long-tenure of certain directors inhibits the independence of our Board and that this can somehow be addressed by his proposal. Contrary to the Proponent's suggestion, we believe that having some members of the Board with long tenures ensures that there are people with an intimate understanding of the Company's progression. More importantly, the Proponent's assertion does not square with the facts of the tenure of our directors.

    Each of John Marren, William Stevens and Robert Boehlke—the three directors that the Proponent specifies in his statement as having unacceptably long tenures—are no longer serving on our Board. In fact, Mr. Boehlke resigned from the MEMC Board in May 2012 and each of Mr. Marren and Mr. Stevens retired from our Board at the end of 2012. The Proponent states that "[a] more independent perspective would be a priceless asset for our board of directors." We believe that the Board has such fresh and independent perspective. In October 2012 three new independent directors, Messrs. Alvarez, Quinn and Tesoriere, were appointed to the Board to fill vacancies. In early 2013, the Board filled a vacancy on the Board with its appointment of a fourth new independent director, Mr. Zwirn. Now, the average tenure of our Board members is less than four years. Accordingly, the reasons cited by the Proponent for this proposal in respect of the composition of the Board are baseless.

  •
  Finally, the Proponent's claim that the Nominating and Corporate Governance Committee has "been out to lunch" on the topic of declassifying our board of directors is also unfounded. In response to the stockholder vote at the 2012 annual meeting, the Board voted unanimously to include a management proposal to eliminate the Company's classified board structure in this proxy statement and to recommend that stockholders vote in favor of such proposal. We announced this Board decision in a press release on December 4, 2012, prior to submission of the Proponent's proposal. But the Proponent conveniently ignores this fact as well.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of the Company or in the best interests of our stockholders.

Recommendation of the Board

The board unanimously recommends that you vote AGAINST this stockholder proposal.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        Stockholder proposals intended to be presented at our 2014 Annual Stockholders' Meeting must be received by us by December 13, 2013 for inclusion in our proxy statement and proxy card for that meeting.

        In order for a stockholder to bring other business before an annual stockholders' meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, we will determine whether such proposal will come before the stockholders at the annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

        In order for a stockholder to nominate a candidate for director for election at an annual stockholders' meeting, under our Restated Certificate of Incorporation and Restated By-Laws, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

        In each case, the notice must be given to Bradley D. Kohn, MEMC's Corporate Secretary, whose address is 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376. Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for consideration at the 2013 Annual Stockholders' Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our Notice, Annual Report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's Notice, Annual Report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

April [    ], 2013

Appendix A

MEMC ELECTRONIC MATERIALS, INC.

2010 EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MARCH 27, 2013)

1.                                      Purpose

The purpose of this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Subsidiaries with an appropriate incentive to encourage them to continue in the service and employ of the Company or Subsidiary and to improve the growth and profitability of the Company.  The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.                                      Definitions

When used herein, the following terms shall have the meaning set forth below:

2.1                               “Award” shall mean an Option, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.

2.2                               “Board” means the Board of Directors of the Company.

2.3                               “Cause”  means, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Subsidiary which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Total Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Subsidiaries; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Subsidiaries or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.  If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

2.4                               “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; (v) any Person or Group shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

2.5                               “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

2.6                               “Committee” means the members of the Board’s Compensation Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7                               “Company” means MEMC Electronic Materials, Inc., a Delaware corporation.

2.8                               “EBITDA” means the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company’s audited financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.

2.9                               “Eligible Employee” means any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or a Subsidiary.

2.10                        “Employment” means employment with the Company or any Subsidiary, service as a director of the Company and service as a consultant for the Company or any Subsidiary.  “Employee” and “Employed”, when used herein, shall have correlative meanings.

2.11                        “Fair Market Value” means, as of any date, the closing price of one share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board.

2.12                        “Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Subsidiaries otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

2.13                        “Grantee” means a person to whom an Award is made.

2.14                        “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.

2.15                        “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

2.16                        “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.

2.17                        “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.

2.18                        “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee.  An Option may be either an ISO or an NQSO or a combination thereof.

2.19                        “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a grant of an Award under the Plan has been made, and, where applicable, shall include permitted transferees pursuant to Section 9 hereof.

2.20                        “Performance Unit Award” means an award tied to selected performance criteria.  Performance Unit Awards will provide for payment of an award in Shares, as determined by the Committee, if performance goals are achieved over specified performance periods.

2.21                        “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

2.22                        “Plan” means this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan, Amended and Restated as of April 4, 2012.

2.23                        “Predecessor Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan.

2.24                        “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an employee.

2.25                        “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

2.26                        “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party.  This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.

2.27                        “Shares” means shares of the Company’s common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

2.28                        “Specified Employee” means any Company employee that the Company determines is a Specified Employee within the meaning of Section 409A of the Code.

2.29                        “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

2.30                        “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10 hereof.

2.31                        “Term” means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

2.32                        “Total Disability” means total disability as defined under the Company’s or any Subsidiary’s group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.

3.                                      Administration of the Plan

3.1                               The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board.  The Committee may delegate its authority to grant Awards to a subcommittee of such Committee.  In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable.  In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director, an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.2                               The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award.  The Committee may grant such additional benefits in connection with any Award as it deems appropriate.  The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time.  The Committee’s actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.

3.3                               The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan.  Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.

3.4                               The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

3.5                               The performance criteria for Awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 7.2.

3.6                               No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award.  To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

4.                                      Eligibility

Awards may be made under the Plan to Eligible Employees or Prospective Employees of the Company or a Subsidiary.  In making a determination concerning the granting of Awards to Eligible Employees or Prospective Employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.                                      Shares Subject to Plan

Subject to adjustment as provided in Section 19 below, the aggregate number of Shares which may be issued pursuant to Awards under this plan is (i) 31,500,000 plus (ii) the number of Shares authorized for issuance and available for awards under the Predecessor Plan on December 31, 2010. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.  The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 9.  Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards.  Shares used to pay the exercise price of Options and Shares withheld to pay taxes shall not be recycled to the Share pool for the Plan.

6.                                      Granting of Options to Eligible Employees

6.1                               Subject to the terms of the Plan, the Committee may from time to time grant Options to Eligible Employees; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

6.2                               The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.

6.3                               The purchase price of each Share subject to Options shall be fixed by the Committee, which shall be specified in the Stock Option Grant Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that such price may not be less than the minimum price required by law. Except as otherwise provided in Section 19 or pursuant to the Option Exchange Program as set forth in Section 27 hereof, in no event may an Option be repriced or exchanged for any consideration without shareholder approval.

6.4                               Notwithstanding any provision in this Plan to the contrary, the minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.5                               Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.

6.6                               Notwithstanding any provision in this Plan to the contrary, ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.7                               Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee.  Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted; provided, however, that, unless otherwise provided in a Participant’s Award agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Subsidiary without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

6.8                               Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

6.9                               Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.                                      Grant of Performance Unit Awards to Eligible Employees

7.1                               The Committee may designate Eligible Employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.

7.2                               The Committee shall establish indicators of performance applicable to the relevant performance period, subject to the terms of Section 8.6 hereof.  Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company’s pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U. S. generally accepted accounting principles.

7.3                               Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

7.4                               At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. The number of Shares paid in settlement of the Performance Unit Awards shall be determined based on the Fair Market Value of Shares on the date of settlement of the Performance Unit Awards.

7.5                               Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period.

7.6                               In the event a Grantee is involuntarily terminated without Cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met at the time of termination, payable at the end of the applicable performance period in accordance with the terms of the applicable Performance Unit Awards.  Notwithstanding the foregoing, no payment shall be made to a Specified Employee pursuant to this Section 7.6 until the first day of the seventh month following the date on which the Specified Employee has a separation from service within the meaning of Code Section 409A.

8.                                      Grant of Restricted Stock Awards to Eligible Employees

8.1                               Subject to the terms of the Plan, the Committee may also grant Eligible Employees Restricted Stock Awards.

8.2                               The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee.  Except as provided in or pursuant to Sections 10 and 11, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

8.3                               The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her.  Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award either (1) at such specified time or upon such fixed schedule during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or (2) at the time the Shares to which the dividend equivalents apply are delivered to the Grantee.  For purposes of Code Section 409A, all dividends are treated as earnings that are separate from the right to the other amounts deferred under the Plan for purposes of designating the time and form of Plan payments, pursuant to 26 CFR §1.409A-3(e).  Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

8.4                               Subject to the terms of the Plan, the Committee may make all or any portion of Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

8.5                               The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

8.6                               All Restricted Stock Awards and Performance Unit Awards shall have a vesting period of at least three (3) years (or one (1) year in the case of Restricted Stock Awards or Performance Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the applicable Award agreement for vesting of the applicable Award on a pro rata basis during the vesting period and/or that the vesting period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Total Disability, or termination of Employment in connection with a Change in Control, pursuant to Section 11; (ii) in the event of the Participant’s termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance; provided, however, that the number of Shares subject to Awards granted pursuant to this clause (iii) does not exceed five percent (5%) of the number of Shares authorized for grant under this Plan.

9.                                      Non-Transferability of Rights

No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders.  For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.

10.                               Death or Termination of Employment of Employees

10.1                        Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options on death or termination of employment as it shall, in its discretion, determine.  No such provision shall extend the Term of an Option, nor shall any such provision permit an Option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

10.2                        Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee’s termination of employment for any reason other than disability or death, or twelve months following a Grantee’s termination of employment by reason of disability.  Following a Grantee’s death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.

10.3                        The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.

10.4                        Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award.  The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

11.                               Provisions Relating to Termination of the Company’s Separate Existence

The Committee may provide that in the event the Company experiences a Change in Control, any and all Options granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full, and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement.

12.                               Writings Evidence Awards

Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee.  The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs.  Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13.                               Exercise of Rights Under Awards

13.1                        A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

13.2                        In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made by either of the following methods, unless explicitly precluded pursuant to the terms of the instrument evidencing grant of the Award:  (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law); or (v) in the case of an exercise of a NQSO, by means of a net exercise.  In the event of a net exercise of a NQSO, the person entitled to exercise the NQSO shall receive the number of Shares equal to the aggregate number of Shares being purchased upon exercise less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the NQSO is being exercised.  No Shares shall be issued upon exercise of an Option until full payment has been made therefore.

13.3                        Upon exercise of an Option, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

13.4                        If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.

13.5                        All notices or requests provided for herein shall be delivered to the Senior Vice President (or Vice President) of Human Resources of the Company.

13.6                        Notwithstanding anything in this Plan to the contrary, if a person is entitled to receive Shares upon exercise, settlement, or other payment based upon an Award, any fractional portion of such Shares to which such person is entitled shall, instead of being paid as fractional Share, be paid in cash in an amount equal to the fractional portion of such Shares multiplied by the Fair Market Value of a Share on the date of payment.

14.                               Effective Date of the Plan and Duration

14.1                        The Plan originally became effective on February 21, 2010 (the “Effective Date”), subject to approval within one (1) year thereafter by the Company’s stockholders which was duly obtained.  Amendments contained in this Plan (in Section 6.3 and Section 27) to implement a one-time option exchange program were approved by the Company’s Board of Directors on April 4, 2012, but shall not be effected until stockholder approval of such amendments reflected in this April 4, 2012 restatement of the Plan.

14.2                        No Awards may be granted under the Plan on or after February 21, 2020 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15.                               Date of Award

The date of an Award shall be the date on which the Committee’s determination to grant such Award is final, or such later date as shall be specified by the Committee.  The Award shall be documented within a reasonable period of time following the date of the Award.

16.                               Shareholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

17.                               Postponement of Exercise

The Committee may postpone any exercise of an Option or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Restricted Stock Award.  Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee’s Successor or to any other person with respect to any Shares with respect to which the Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18.                               Termination, Suspension or Modification of Plan or Awards

The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company’s stockholders in accordance with the requirements of Section 14 hereof, effect any change (other than through adjustment for changes in capitalization as herein provided) which:

18.1                        increases the aggregate number of Shares for which Awards may be granted;

18.2                        lowers the minimum Option price;

18.3                        lengthens the maximum period during which an Option may be exercised;

18.4                        disqualifies any member of the Committee from being a “non-employee director” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;

18.5                        changes the class of employees eligible to receive Awards; or

18.6                        extends the period of time during which Awards may be granted.

No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.  Except as described above, the Committee may amend the Plan and any Award granted under the Plan as the Committee deems necessary or appropriate to comply with Section 409A of the Code.

19.                               Adjustment for Changes in Capitalization

19.1                        Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

19.2                        Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

19.3                        Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A)  provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate,

some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B)  cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the fair market value of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option;  (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Performance Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, but only to the extent such cancellation and payment does not violate Code Section 409A, or

(C)  provide for any combination of (A) or (B).

19.4                        Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

19.5                        No Other Rights.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

20.                               Delivery of Shares in Lieu of Cash Incentive Awards

20.1                        Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

20.2                        The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

20.3                        Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

21.                               Non-Uniform Determination

The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise Eligible Employees, whether or not such employees are similarly situated.

22.                               Taxes

The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards.  The Company may withhold Shares received upon exercise of an Award in order to satisfy its withholding obligations with respect to Awards.

23.                               Tenure

An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award.  At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options already exercised and Restricted Stock Awards on which restrictions have already lapsed.

24.                               Application of Proceeds

The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

25.                               Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

26.                               Governing Law

The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

27.                               Stock Option Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.3, the Company, by action of the Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 27. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:

(1)                                 each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

(2)                                 the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

(3)                                 each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

For purposes of this Section 27, “Eligible Employees” means any employees of the Company and its wholly-owned subsidiaries other than its executive officers.  “Eligible Options” means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

ADOPTED, pursuant to resolution of the Board of Directors (and, as amended, subject to shareholder approval on May 30, 2013), this 27th day of March, 2013.

By	/s/ Bradley D. Kohn
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date:	March 27, 2013

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MEMC ELECTRONIC MATERIALS, INC. The Board of Directors recommends that you vote FOR Proposal 1: 1. Election of three Directors to serve for a term expiring in 2016. For Against Abstain Nominees: 1a. James B. Williams For Against Abstain The Board of Directors recommends that you vote FOR Proposal 4: 1b. Steven V. Tesoriere 4. Approval of an amendment to our equity incentive plan to increase the number of shares available for grant under the plan. 1c. Randy H. Zwirn The Board of Directors recommends that you vote FOR Proposal 5: The Board of Directors recommends that you vote FOR Proposal 2: 5. Approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors. 2. Non-binding advisory vote on executive compensation. The Board of Directors recommends that you vote FOR Proposal 6: The Board of Directors recommends that you vote FOR Proposal 3: 6. Approval of an amendment to our Restated Certificate of Incorporation to change the name of the company. The Board of Directors recommends that you vote AGAINST Proposal 7: 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. 7. Stockholder proposal regarding special stockholder meetings. This proxy is solicited on behalf of the Board of Directors. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.) Date Date Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) M56854-P37811

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on Thursday, May 30, 2013: The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com. The 2013 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the "Company") will be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, on May 30, 2013 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 1, 2013 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. Proposals to be voted on at the Annual Meeting are listed below. 1. To elect three directors to serve for a term expiring in 2016: James B. Williams, Steven V. Tesoriere and Randy H. Zwirn; 2. To hold a non-binding advisory vote on executive compensation; 3. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; 4. To approve an amendment to our equity incentive plan to increase the number of shares available for grant under the plan; 5. To approve amendments to our Restated Certificate of Incorporation to declassify the Board of Directors; 6. To approve an amendment to our Restated Certificate of Incorporation to change the name of the company; and 7. To consider and act upon a stockholder proposal regarding special stockholder meetings. The Board of Directors recommends a vote FOR each of the Director nominees, FOR Proposals 2, 3, 4, 5 and 6 and AGAINST Proposal 7. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2013 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com. M56855-P37811 MEMC ELECTRONIC MATERIALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2013. The stockholder(s) hereby appoint(s) Bradley D. Kohn and Thomas Gajeski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MEMC Electronic Materials Inc. that is/are entitled to vote at the 2013 Annual Meeting. The 2013 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the "Company") will be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, on May 30, 2013 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 1, 2013 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013, FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DESCRIBED IN THE PROXY STATEMENT, FOR THE APPROVAL OF AN AMENDMENT TO OUR EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE PLAN, FOR THE APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY, AND AGAINST THE STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MEMC ELECTRONIC MATERIALS, INC. The Board of Directors recommends that you vote FOR Proposal 1: 1. Election of three Directors to serve for a term expiring in 2016. Nominees: 1a. James B. Williams The Board of Directors recommends that you vote FOR Proposal 4: 1b. Steven V. Tesoriere 4. Approval of an amendment to our equity incentive plan to increase the number of shares available for grant under the plan. 1c. Randy H. Zwirn The Board of Directors recommends that you vote FOR Proposal 5: The Board of Directors recommends that you vote FOR Proposal 2: 5. Approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors. 2. Non-binding advisory vote on executive compensation. The Board of Directors recommends that you vote FOR Proposal 6: The Board of Directors recommends that you vote FOR Proposal 3: 6. Approval of an amendment to our Restated Certificate of Incorporation to change the name of the company. The Board of Directors recommends that you vote AGAINST Proposal 7: 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. 7. Stockholder proposal regarding special stockholder meetings. This proxy is solicited on behalf of the Board of Directors. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.) M56856-P37811

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on Thursday, May 30, 2013: The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com. The 2013 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the "Company") will be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, on May 30, 2013 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 1, 2013 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. Proposals to be voted on at the Annual Meeting are listed below. 1. To elect three directors to serve for a term expiring in 2016: James B. Williams, Steven V. Tesoriere and Randy H. Zwirn; 2. To hold a non-binding advisory vote on executive compensation; 3. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; 4. To approve an amendment to our equity incentive plan to increase the number of shares available for grant under the plan; 5. To approve amendments to our Restated Certificate of Incorporation to declassify the Board of Directors; 6. To approve an amendment to our Restated Certificate of Incorporation to change the name of the company; and 7. To consider and act upon a stockholder proposal regarding special stockholder meetings. The Board of Directors recommends a vote FOR each of the Director nominees, FOR Proposals 2, 3, 4, 5 and 6 and AGAINST Proposal 7. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2013 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com. M56857-P37811 MEMC ELECTRONIC MATERIALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2013. The undersigned hereby directs Prudential Bank & Trust, FSB as trustee (the "Trustee") of the MEMC Retirement Savings Plan (the "Plan") to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the "Company") which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, on May 30, 2013 at 9:00 a.m., local time, and all adjournments thereof. This voting direction card when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan. The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.